Exhibit 99.1

Execution

Version

LOAN AND SECURITY AGREEMENT

by and among

FIFTH THIRD BANK, an Ohio banking corporation, as Agent

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

A PARTY HERETO, as Lenders

ADDUS HEALTHCARE, INC., an Illinois corporation,

ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation,

ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation,

ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation,

ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation,

ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation,

BENEFITS ASSURANCE CO., INC., a Delaware corporation,

FORT SMITH HOME HEALTH AGENCY, INC., an Arkansas corporation,

LITTLE ROCK HOME HEALTH AGENCY, INC., an Arkansas corporation,

LOWELL HOME HEALTH AGENCY, INC., an Arkansas corporation,

PHC ACQUISITION CORPORATION, a California corporation,

PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation,

as Borrowers

ADDUS HOMECARE CORPORATION, a Delaware corporation,

as Guarantor

dated as of November 2, 2009

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(continued)

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ARTICLE 6	PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN	17

ARTICLE 7	POSSESSION OF COLLATERAL AND RELATED MATTERS	18

ARTICLE 8	ACCOUNT STATEMENTS	18

ARTICLE 9	COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS	18

9.01	Quarterly Management Report	18
9.02	Other Requested Reports	19
9.03	Financial Statements	19
9.04	Annual Business Plan and Projections	19
9.05	Public Reporting	19
9.06	Other Information	20

ARTICLE 10	TERMINATION	20

ARTICLE 11	REPRESENTATIONS AND WARRANTIES	20

11.01	Financial Statements and Other Information	20
11.02	Locations	21
11.03	Loans by Borrowers	21
11.04	[Reserved]	21
11.05	Liens	21
11.06	Organization, Authority and No Conflict	21
11.07	Litigation	22
11.08	Compliance with Laws and Maintenance of Permits	22
11.09	Affiliate Transactions	22
11.10	Names and Trade Names	23
11.11	Equipment	22
11.12	Enforceability	23
11.13	Solvency	23
11.14	Indebtedness	23
11.15	Margin Security and Use of Proceeds	23
11.16	Parent, Subsidiaries	23
11.17	No Defaults	24
11.18	Employee Matters	24
11.19	Intellectual Property	24
11.20	Environmental Matters	24
11.21	ERISA Matters	25
11.22	Subordinated Debt	25
11.23	Investment Company Act	25
11.24	Compliance With Health Care Laws	25

ARTICLE 12	AFFIRMATIVE COVENANTS	27

12.01	Maintenance of Records	27

(continued)

(continued)

(continued)

ANNEX I	- DEFINED TERMS
EXHIBIT A	- COMPLIANCE CERTIFICATE
EXHIBIT B	- JOINDER AGREEMENT
EXHIBIT C	- FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT D	- BUSINESS ASSOCIATE AGREEMENT
EXHIBIT E	- NOTICE OF BORROWING

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) made this 2nd day of November, 2009 by and among FIFTH THIRD BANK, an Ohio banking corporation (in its individual capacity, including its successors and assigns, “Fifth Third”), as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), having an office at 222 S. Riverside Plaza, 30th Floor, Chicago, Illinois 60606, all other Lenders, ADDUS HEALTHCARE, INC., an Illinois corporation (“Addus Healthcare”), ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation (“Addus Idaho”), ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation (“Addus Indiana”), ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation (“Addus Nevada”), ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation (“Addus New Jersey”), ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation (“Addus North Carolina”), BENEFITS ASSURANCE CO., INC., a Delaware corporation (“Benefits Assurance”), FORT SMITH HOME HEALTH AGENCY, INC., an Arkansas corporation (“Fort Smith”), LITTLE ROCK HOME HEALTH AGENCY, INC., an Arkansas corporation (“Little Rock”), LOWELL HOME HEALTH AGENCY, INC., an Arkansas corporation (“Lowell”), PHC ACQUISITION CORPORATION, a California corporation (“PHC Acquisition”), PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation (“Professional Reliable”), and ADDUS HOMECARE CORPORATION, a Delaware corporation (“Holdings”), each having its principal place of business at 2401 S. Plum Grove Road, Palatine, Illinois 60067 (Addus Healthcare, Addus Idaho, Addus Indiana, Addus Nevada, Addus New Jersey, Addus North Carolina, Benefits Assurance, Fort Smith, Little Rock, Lowell, PHC Acquisition and Professional Reliable are collectively referred to as “Borrowers”, and Holdings is referred to as a Guarantor).

W I T N E S S E T H:

WHEREAS, Borrowers may, from time to time, request Loans from Agent and Lenders, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Agent and Lenders, shall be made;

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to a Borrower by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION.

1.01    Defined Terms. For the purposes of this Agreement, capitalized words and phrases shall have the meanings set forth in Annex I attached hereto and made a part hereof.

1.02    Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Agent and the Lenders pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Credit Parties on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Agent and the Lenders hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Credit Parties will be the same after such changes as they were before such changes; and, if the parties fail to agree on the amendment of such provisions, the Credit Parties will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.

1.03    Terms Defined in UCC. The terms “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixture”, “General Intangibles”, “Goods”, “Health-Care-Insurance Receivables”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Security”, “Securities Account”, “Security Entitlement”, “Software”, “Supporting Obligation”, “Tangible Chattel Paper” and “Uncertificated Security” shall have the meanings assigned to such terms in the UCC. All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.04    Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular includes the plural, and vice versa. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. The word “including” shall mean “including, without limitation”. An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 19.04 hereof. References in this Agreement to any party shall include such party’s successors and permitted assigns. References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the Other Agreements are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern. This Agreement and the Other Agreements are the result of negotiations among and have been reviewed by counsel to the Lenders, the Credit Parties and any other parties thereto, are product of all parties and, accordingly, they shall not be construed against Agent or Lenders.

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1.05    References to Agreements, Enactments, Etc. Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of this Agreement or any Other Agreement, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

ARTICLE 2

LOANS.

2.01    Revolving Loans. Subject to the terms and conditions of this Agreement, during the Term, each Lender, severally and not jointly, agrees to make its Pro Rata Share of revolving loans and advances (the “Revolving Loans”) requested by Borrower Representative up to such Lender’s Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans and the Letter of Credit Obligations does not exceed the Borrowing Base; provided, that the Borrowing Base shall in no event exceed Fifty Million and No/100 Dollars ($50,000,000.00) (the “Maximum Revolving Loan Limit”) except as such amount may be increased or, following the occurrence of an Event of Default, decreased by Requisite Lenders, in Requisite Lenders’ sole discretion.

The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Borrowing Base minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceed either the Borrowing Base or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, Borrowers shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole discretion.

Subject to the terms and conditions of this Agreement, Revolving Loans shall be made against the Borrowing Base. The Borrowing Base shall be determined by Agent based on the most recent Notice of Borrowing delivered to Agent in accordance with this Agreement and such other information as may be available to Agent.

Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder.

If Borrower Representative makes a request for a Revolving Loan as provided herein Agent, at its option and in its sole discretion, shall do either of the following:

(a) advance the amount of the proposed Revolving Loan to Borrower Representative disproportionately (a “Disproportionate Advance”) out of Agent’s own funds on behalf of Lenders, which advance shall be made on the same day as Borrower Representative’s request therefor with respect to Floating Rate Loans if the Borrower Representative notifies Agent of such request by 1:00 P.M. (Chicago time) on such day, and request settlement in accordance with Section 19.01 hereof such that upon such settlement each Lender’s share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

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(b) notify each Lender by telecopy, electronic mail or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Borrower Representative of Borrower Representative’s request for an advance pursuant to this Section 2.01. Each Lender shall remit, to the demand deposit account designated by Borrower Representative (i) with respect to Floating Rate Loans, at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 1:00 P.M., Chicago time, or 10:00 A.M., Chicago time, on the Business Day immediately succeeding the date of such notification, if such notification is made after 1:00 P.M., Chicago time, and (ii) with respect to LIBOR Rate Loans, at or prior to 10:30 A.M., Chicago time, on the date such LIBOR Rate Loans are to be advanced, immediately available funds in an amount equal to such Lender’s Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under this Agreement (a “Defaulting Lender”), Borrowers and such Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to a Borrower until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the “Federal Funds Rate” or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and (y) in the case of Borrowers, at the interest rate applicable at such time for such Loans; provided, that Borrowers’ obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.

Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower’s accounts or advance Revolving Loans to make any payments or principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrower Representative on behalf of the Borrower requesting such Revolving Loan shall give Agent same-day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a Revolving Loan as a Floating Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower Representative shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists a Default or an Event of Default. In the event that a Borrower

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maintains a controlled disbursement account at Fifth Third, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall, to the extent there are insufficient funds in such account to cover such check, charge or request for payment, constitute a request for a Revolving Loan as a Floating Rate Loan. As an accommodation to Borrowers, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower Representative. Unless a Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, Agent shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Agent’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower Representative (except to the extent any such loss or damage is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Agent), and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower Representative, or deemed to be requested by Borrower Representative, as follows: the proceeds of each Revolving Loan requested under this Section 2.01 shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower Representative and Agent from time to time, or elsewhere if pursuant to a written direction from Borrower Representative.

2.02    [Reserved].

2.03    Repayments. Unless sooner required to be repaid pursuant to the terms of this Agreement, the Liabilities shall be repaid as follows:

(a) Repayment of Revolving Loans. The Revolving Loans and all other Liabilities shall be repaid on the last day of the Term.

(b) [Reserved].

(c) Optional Prepayments. The Borrowers may prepay without penalty or premium the principal of any Revolving Loan, in part or in whole, at any time and from time to time. To the extent the Revolving Loans are being prepaid in whole, in connection with a termination of the Revolving Loan Commitments, such prepayment shall be accompanied by the payment of accrued interest of such payment or amount prepaid, and any applicable LIBOR breakage or related fees and costs. To the extent the Revolving Loans are being prepaid in part, such prepayment shall be accompanied by the payment of any applicable LIBOR breakage or related fees and costs. Each such prepayment shall be applied to prepay the Revolving Loans of the Lenders in proportion to their respective Pro Rata Shares. The Borrowers shall notify Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in case of prepayment of

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a LIBOR Rate Loan, not later than 1:00 p.m., Chicago time, five (5) Business Days before the date of prepayment, and (ii) in the case repayment of a Floating Rate Loan, not later than 1:00 p.m., Chicago time, one (1) Business Day prior to the date such prepayment is to be made. Each such notice shall specify the prepayment date and the principal amount of each Loan to be prepaid.

(d) Mandatory Prepayments of the Loans.

(i) Sales of Assets. Subject to Section 5.08, upon receipt of the Net Proceeds in an amount in excess of $250,000 (in a single transaction or in a series of related transactions) from the sale or other disposition of any Collateral, or if any of the Collateral is damaged, destroyed or taken by condemnation in whole or in part, the Net Proceeds thereof in excess of $250,000, shall be paid by such Credit Party to Agent, for the benefit of Agent and Lenders, as a mandatory prepayment of the Liabilities, as herein provided. Any prepayment made pursuant to this Section 2.03(d)(i) shall be applied to reduce the outstanding principal balance of the Revolving Loans (without a concomitant reduction in the Revolving Loan Commitment) until repaid in full, and then against the other Liabilities, in such order as Agent determines in its sole discretion.

(ii) Construction of Mandatory Prepayment Provisions. Nothing in this Section 2.03(d) shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the Other Agreements (for the avoidance of doubt, this Section 2.03(d) shall not permit the sale of a division or operating business of any Credit Party prohibited by Section 13.04 of this Agreement). Within the parameters of the applications set forth above, prepayments shall be applied first to Floating Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.03(d) shall be subject to Section 4.05.

2.04    Notes. The Loans shall, in Agent’s and Lenders’ sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to each Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent and each Lender absent manifest error.

ARTICLE 3

LETTERS OF CREDIT.

3.01    General Terms. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Term, Agent shall, from time to time issue, cause to be issued and co-sign for or otherwise guarantee, upon Borrower Representative’s request, standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Fifteen Million and No/100 Dollars ($15,000,000.00). Payments made by the issuer of a Letter of Credit to any Person on account of any Letter of Credit shall be immediately payable by Borrowers without notice, presentment or demand, and each Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit issued on behalf of such Borrower (or Borrowers) shall constitute a request by such Borrower (or

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Borrowers) for a Revolving Loan to reimburse such issuer. In the event such Revolving Loan is not advanced by Agent or Lenders for any reason, such reimbursement obligations (whether owing to the issuer of the Letter of Credit or Agent or Lenders) shall become part of the Liabilities hereunder and shall bear interest at the rate then applicable to Revolving Loans constituting Floating Rate Loans until repaid. Borrowers shall remit to Agent, for the benefit of Revolving Lenders, a Letter of Credit fee equal to two percent (2.0%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360-day year. Borrowers shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, cable charges, negotiation, renewal or extension of any Letter of Credit.

3.02    Requests for Letters of Credit. Borrower Representative shall make requests for Letters of Credit in writing at least five (5) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

3.03    Obligations Absolute. Each Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Agent and/or Revolving Lenders if Agent and/or Revolving Lenders have reimbursed such issuer on a Borrower’s behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (a) any lack of validity or enforceability of any Letter of Credit, (b) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (c) the existence of any claim, setoff, defense or other right which a Borrower or any other Person may have against any beneficiary of any Letter of Credit or Agent, any Lender or the issuer of the Letter of Credit, (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (e) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (except to the extent such payment is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Agent or any Lender), and (f) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, Agent, any Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of a Borrower’s obligations hereunder (except to the extent such act, omission or delay is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Agent or any Lender). It is understood and agreed by each Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary (except to the extent such acceptance is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Agent or any Lender).

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3.04    Expiration Dates of Letters of Credit. The expiration date of each Letter of Credit shall be no later than the earlier of (a) one (1) year from the date of issuance and (b) the sixtieth (60th) day prior to the end of the Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the sixtieth (60th) day prior to the end of the Term, unless Borrowers shall deposit with Agent, for the benefit of all Revolving Lenders, on or before that date which is sixty (60) days prior to the end of the Term, cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Obligations with respect to those Letters of Credit that have an expiration date beyond such 60th day.

3.05    Deposit Obligations of Borrowers. In the event any Letters of Credit are outstanding at the time that Borrowers are required to repay the Liabilities or the Revolving Loan Commitment is terminated in accordance with the terms hereof, Borrowers shall (a) deposit with Agent for the benefit of all Revolving Lenders cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Obligations to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (b) prepay the fee payable under Section 3.01 with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, so long as no Event of Default is then existing, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (a) to the extent not previously applied by Agent in the manner described herein.

3.06    Participation. Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein to the extent of such Revolving Lender’s Pro Rata Share (including, without limitation, all obligations of Borrowers with respect thereto). Each Borrower hereby indemnifies Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees to reimburse Agent and each Revolving Lender for any payment made by Agent or any Revolving Lender to the issuer (except to the extent any such liability, expense or payment is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Agent or any Lender).

ARTICLE 4

INTEREST, FEES AND CHARGES.

4.01    Revolving Loan Interest Rate. Subject to the terms and conditions set forth below, the Revolving Loans shall bear interest at the per annum rate of interest set forth in Section (a) or (b) below:

(a) With respect to Floating Rate Loans, at a per annum rate four hundred sixty (460) basis points in excess of the Floating Rate in effect from time to time, payable on the fifth (5th) Business Day of each month in arrears commencing December 5, 2009. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Floating Rate effective on the effective date of each such change in the Floating Rate.

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(b) With respect to LIBOR Rate Loans, at a per annum rate four hundred sixty (460) basis points in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period. Interest shall be payable on the last Business Day of such Interest Period.

4.02    [Reserved].

4.03    [Reserved].

4.04    Default Interest; Calculation of Interest. Upon the occurrence and during the continuance of an Event of Default, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest (default and non-default interest) shall be calculated on the basis of a 360-day year.

4.05    Other LIBOR Provisions.

(a) Subject to the provisions of this Agreement, each Borrower shall have the option (i) as of any date, to convert all or any part of the Floating Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods; (ii) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (iii) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Floating Rate Loans; and (iv) at any time, to request new Loans as Floating Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans if the continuation or conversion thereof would violate the provisions of Sections 4.05(b) or 4.05(c) of this Agreement or if an Event of Default has occurred and is continuing.

(b) Agent’s determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (i) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Agent or such Lender in the London Interbank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by a Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in Sections 4.01(b) of this Agreement shall not represent the effective pricing to such Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify Borrower Representative and (A) all existing LIBOR Rate Loans shall convert to Floating Rate Loans upon the end of the applicable Interest Period, and (B) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

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(c) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent or any Lender or its lending offices (a “Regulatory Change”), shall, in the opinion of counsel to Agent or such Lender, make it unlawful for Agent or such Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify the Borrower Representative and (i) the LIBOR Rate Loans shall immediately convert to Floating Rate Loans on the last Business Day of the then-existing Interest Period or on such earlier date as required by law and (ii) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

(d) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by the Borrower Representative in its request (other than as a result of a default by Agent or a Lender), each Borrower agrees to indemnify Agent and each Lender against any loss (other than any lost profits but including any costs of redeployment of the deposits or other funds acquired by Agent or such Lender to fund or maintain such LIBOR Rate Loan), cost or expense incurred by Agent or such Lender as a result of such prepayment.

(e) If any Regulatory Change (whether or not having the force of law) shall (i) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Agent or any Lender; (ii) subject Agent or any Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Agent or any Lender of principal or interest due from a Borrower to Agent or such Lender hereunder (other than a change in the taxation of the overall net income of Agent or such Lender); or (iii) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent’s or any Lender’s funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Agent or such Lender hereunder, then Borrowers shall pay to such party, on demand, such additional amounts as such party shall, from time to time, determine are sufficient to compensate and indemnify such party from such increased cost or reduced amount, provided that Agent shall use reasonable efforts to provide Borrowers with a calculation of the amounts due, such calculation to provide reasonable detail of the circumstances of such Regulatory Change and the calculation thereof.

(f) Each of Agent and each Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (i) Agent or any Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (ii) Borrowers shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent or such Lender to reflect all additional costs incurred by Agent or such Lender in connection with the payment by Agent or such Lender or the withholding by a Borrower of

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such Tax and Borrowers shall provide Agent or such Lender with a statement detailing the amount of any such Tax actually paid by Borrowers. Determination by Agent or any Lender of the amount of such costs shall be conclusive, absent manifest error. If, after any such adjustment, any part of any Tax paid by Agent or any Lender is subsequently recovered by Agent or such Lender, such party shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of Agent or any Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

(g) Each request for LIBOR Rate Loans shall be in an amount not less than Five Million and No/100 Dollars ($5,000,000.00), and in integral multiples of One Million and No/100 Dollars ($1,000,000.00).

(h) Unless otherwise specified by a Borrower, all Loans shall be Floating Rate Loans.

(i) No more than four (4) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

4.06    Fees and Charges.

(a) Fee Letter: Borrowers shall jointly and severally pay to Agent certain fees and other amounts in accordance with the terms of the fee letter between Borrowers and Agent (the “Fee Letter”).

(b) Unused Line Fee: Borrowers shall jointly and severally pay to Agent, for the benefit of Revolving Lenders, an unused line fee of one-half of one percent (0.50%) per annum of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each quarter, which fee shall be fully earned by Revolving Lenders and payable quarterly in arrears on the last Business Day of each quarter. Said fee shall be calculated on the basis of a 360-day year.

(c) Costs and Expenses: Borrowers shall reimburse Agent for all costs and reasonable expenses, including, without limitation, legal expenses and attorneys’ fees, incurred by Agent in connection with the (i) documentation and consummation of this transaction, any amendments, consents, waivers or other modifications to this transaction, and any other related transactions among Borrowers (or any one or more of such Borrowers), Agent and Lenders, including, without limitation, Uniform Commercial Code and other public record searches and filings, due diligence expenses (including background checks), overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; (iv) audit, underwriting and collateral examination fees; and (v) administration and enforcement of any of Agent’s and/or any Lender’s rights under this Agreement or any Other Agreement (including, without limitation, any costs and expenses of any third-party provider engaged by Agent for such purposes). Borrowers shall also pay all normal and customary service charges with respect to all accounts maintained by each Borrower with any Lender and Fifth Third and any additional services requested by a Borrower from any Lender and Fifth Third. All such costs, expenses and charges shall, if owed to Fifth Third, be

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reimbursed by Agent and Lenders and in such event, or in the event such costs and expenses are owed to Agent or a Lender, shall constitute secured Liabilities hereunder, shall be payable by Borrowers to Agent on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Any amount required to be paid as interest hereunder, or as fees, costs, expenses or other charges payable under this Agreement or any Other Agreements, or with respect to any Liabilities, shall, to the extent due and owing be deemed a request for a Revolving Loan, in the amount required to pay same in full, as of the date such payment is due and shall be charged to the loan account of Borrowers. In addition, following the occurrence of an Event of Default, Borrowers shall reimburse each Lender for all costs and reasonable expenses, including, without limitation, legal expenses and attorneys’ fees, incurred by such Lender in connection with the (i) collection, protection or enforcement of any rights in or to the Collateral; (ii) collection of any Liabilities; (iii) administration and enforcement of any of Lenders’ rights under this Agreement; and (iv) documentation and negotiation of any amendment, waiver, consent, forbearance or other agreement in connection therewith.

(d) Capital Adequacy Charge. If Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration such party’s policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent or such Lender to Borrowers of a written demand therefor (“Capital Adequacy Demand”) together with the certificate described below, Borrowers shall pay to such party such additional amount or amounts (“Capital Adequacy Charge”) as will compensate such party for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Agent or such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth, in reasonable detail, the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or such Lender, and the method by which such amount was determined. In determining such amount, the applicable party may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

4.07    Maximum Interest. It is the intent of the parties that the rate of interest and other charges to each Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or any Lender may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

4.08    Taxes. All payments made by each Credit Party under this Agreement or any Other Agreement shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments under this Agreement or any Other Agreement (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be

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made by each Credit Party free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority. If any Credit Party makes any payment under this Agreement or any Other Agreement in respect of which it is required by applicable law to deduct or withhold any Taxes, such Credit Party shall increase the payment under this Agreement or any Other Agreement such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 4.08), the amount paid to the Lenders or the Agent equals the amount that was payable under this Agreement or any Other Agreement without regard to this Section 4.08. To the extent any Credit Party withholds any Taxes on payments under this Agreement or any Other Agreement, such Credit Party shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to the Agent within thirty (30) days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment. If any Lender or Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable under this Agreement or any Other Agreement, or any Tax is assessed against a Lender or Agent with respect to amounts received or receivable under this Agreement or any Other Agreement, each Credit Party will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 4.08. A certificate prepared in good faith as to the amount of such payment by such Lender or Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

4.09    Currency. Each reference in this Agreement to “Dollars” or “$” (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of each Credit Party in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, each Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Person under Article 4 hereof, such Person agrees to remit such excess to the Borrower Representative.

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ARTICLE 5

COLLATERAL.

5.01    Grant of Security Interest to Agent. As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrowers hereunder and for the payment or other satisfaction of all other Liabilities, each Credit Party hereby assigns to Agent, for the benefit of Agent and Lenders, and grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in the following property of such Credit Party, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:

(a) All Accounts, and all money, contract rights, chattel paper, documents, deposit accounts, securities, investment property and instruments with respect thereto, and all of such Credit Party’s rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance and further including the following:

(i) To the extent not listed above, all money, securities, investment property, deposit accounts, instruments and other property and the proceeds thereof that are now or hereafter held or received by, in transit to, in possession of, or under the control of Agent or a bailee or Affiliate of Agent, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(ii) To the extent not listed above, all now owned or hereafter acquired deposit accounts into which Accounts or the proceeds of Accounts are deposited;

(iii) All of such Credit Party’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all Goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed Goods; and

(iv) All general intangibles (including, but not limited to, payment intangibles) and other property of every kind and description with respect to, evidencing or relating to Accounts, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relate to the Accounts;

(b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all Intellectual Property, licenses, software, franchises, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, Payment Intangibles, security interests, security deposits, rights to indemnification, information contained in computer media (such as data bases, source and object codes, and information therein), permits, licenses, certifications, authorizations and approvals, and the rights of such Credit Party thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired);

(c) all Inventory;

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(d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures;

(e) all Investment Property;

(f) all Deposit Accounts, bank accounts, deposits and cash;

(g) all Letter-of-Credit Rights;

(h) Commercial Tort Claims listed on Schedule 11.07 of the Disclosure Statement from time to time;

(i) any other property of such Credit Party now or hereafter in the possession, custody or control of Agent or any Lender or Agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and

(j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Credit Party’s books and records relating to any of the foregoing and to such Credit Party’s business.

Notwithstanding anything to the contrary contained herein, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any permit or license issued by a Governmental Authority to any Credit Party or any agreement to which any Credit Party is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of law applicable thereto, validly prohibit the creation by such Credit Party of a security interest in such permit, license or agreement in favor of the Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity). Nothing in this Article 5 shall be construed to limit, impair, or otherwise affect the Agent’s continuing security interests in and liens upon any rights or interests of any Credit Party in or to (y) monies due or to become due under any described permit, license or agreement of such Credit Party (including any Accounts), or (z) any proceeds, products, substitutions, or replacements of the sale, license, lease, or other disposition thereof (unless, in each case, such proceeds, products, substitutions, or replacements would otherwise be excluded hereunder).

5.02    Other Security. Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Credit Party under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any Lien asserted by any Person in, upon or against the Collateral (in the case of Permitted Liens, only if an Event of Default exists). All sums paid by Agent in respect thereof and all reasonable costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute secured Liabilities, payable by Borrowers to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

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5.03    Possessory Collateral. Promptly following any Credit Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Credit Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as each Credit Party’s attorney and agent-in-fact, to endorse or assign the same on such Credit Party’s behalf.

5.04    Electronic Chattel Paper. To the extent that any Credit Party obtains or maintains any Electronic Chattel Paper, such Credit Party shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (d), (e) and (f) below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by the Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.05    Letter-of-Credit Rights. If any Credit Party at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Credit Party, at the request and option of Agent, Credit Parties shall, pursuant to an agreement in form and substance reasonably satisfactory to Agent, take all commercially reasonable efforts to either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Agent of the proceeds of any drawing under the letter of credit, or (b) arrange for Agent to become the transferee beneficiary of the letter of credit, with Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement.

5.06    Third-Party Collateral. If any Credit Party shall at any time hold or acquire an interest in Collateral in the possession of a third party (other than Certificated Securities and Goods covered by a Document), such Credit Party shall within fifteen (15) Business Days of holding or acquiring such interest use commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding such Collateral for the benefit of the Agent and the Lenders.

5.07    Deposit Account. Each Credit Party shall deliver to Agent, with respect to each Deposit Account maintained by such Credit Party now or hereafter (other than Deposit Accounts with Agent) and that is permitted hereby, and having a balance at any time in excess of $10,000, within twenty (20) days of obtaining an interest in such Deposit Account, a deposit account control agreement or blocked account agreement, as required by Agent, in form and substance reasonably satisfactory to Agent, executed by the financial institution at which such account is maintained, and shall take such other actions as Agent may request to ensure that Agent’s security interest in such account is perfected by control as such term is used in UCC $9-104.

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5.08    Insurance Proceeds. The Net Proceeds of any casualty insurance insuring the Collateral, including, without limitation, any business interruption insurance, after deducting all costs and expenses (including attorneys’ fees) of collection, shall be applied toward payment of the Liabilities. Any proceeds applied to the payment of Liabilities shall be applied in accordance with Section 2.03(d). In no event shall such application relieve any Borrower or other Credit Party from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof. Notwithstanding the foregoing, if the Net Proceeds of casualty insurance with respect to any loss or destruction of Collateral is less than $250,000.00, unless an Event of Default is then in existence, Borrowers may use such proceeds for replacing or repairing such damaged Collateral, or otherwise investing in Collateral that is used or useful in the business of Borrowers.

ARTICLE 6

PRESERVATION OF COLLATERAL AND

PERFECTION OF SECURITY INTERESTS THEREIN.

6.01    Subject to applicable law, each Credit Party shall, unless the Requisite Lenders otherwise consent, (a) cause each of its Subsidiaries (other than Addus FEA) to become or remain a Credit Party and a Guarantor hereunder and (b) cause each of its Subsidiaries formed or acquired after the Closing Date in accordance with the terms of this Agreement to (i) become a party to this Agreement by executing the Joinder Agreement set forth as Exhibit B hereto (the “Joinder Agreement”), and (ii) guarantee payment and performance of the Liabilities pursuant to a Guaranty Agreement and, if required by the Agent, become a Borrower under this Agreement.

6.02    Each Credit Party hereby authorizes Agent to file, and if requested will deliver to Agent, all financing statements as may from time to time be requested by Agent in order to maintain a perfected security interest in the Collateral owned by such Credit Party. Any financing statement filed by Agent may be filed in any filing office in any UCC jurisdiction deemed necessary or desirable by Agent and may (i) indicate such Credit Party’s Collateral (1) as all assets of the Credit Party or words of similar effect, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Credit Party is an organization, the type of organization and any organization identification number issued to such Credit Party, and (B) in the case of a financing statement filed as a fixture filing or indicating such Credit Party’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Credit Party also agrees to furnish any such information to Agent promptly upon request. Such Credit Party also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Each Credit Party shall, at Agent’s request, at any time and from time to time, execute (as applicable) and deliver to Agent such agreements, instruments and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things or cause third parties to do such other acts and things as Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected Lien on, and, if

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applicable control (as such term is used in Article 9 of the UCC) of, the Collateral in favor of Agent (free and clear of all other Liens, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Credit Party irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Credit Party’s true and lawful attorney and agent-in-fact to execute (as applicable) and file such agreements, instruments and other documents and do such other acts and things as may be necessary to preserve and perfect Agent’s Lien on the Collateral.

6.03    Each Credit Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of this Agreement, the Other Agreements or other security documents as the Agent shall reasonably request.

ARTICLE 7

POSSESSION OF COLLATERAL AND RELATED MATTERS.

7.01    Until an Event of Default has occurred and is continuing, each Credit Party shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Credit Party’s business, to (a) sell, lease or furnish under contracts of service any of such Credit Party’s Inventory normally held by such Credit Party for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by such Credit Party for such purpose; and (c) dispose of obsolete or worn-out Equipment in the ordinary course of business so long as all of the proceeds thereof are delivered to Agent in accordance with the terms of Section 2.03(d)(i) for application to the Liabilities as determined in the sole discretion of Agent (except for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Credit Party.

ARTICLE 8

ACCOUNT STATEMENTS.

8.01    On a monthly basis, Agent shall deliver to Borrowers an account statement showing all Loans, charges and payments, which statement shall be deemed final, binding and conclusive upon Borrowers unless a Borrower notifies Agent in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower Representative, and any such notice shall constitute an objection only to the items specifically identified.

ARTICLE 9

COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS.

9.01    Quarterly Management Report. No later than forty-five (45) days after the end of each fiscal quarter, Borrowers shall deliver a management report (a) describing the

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operations, key operating metrics and financial condition of the Credit Parties and their Subsidiaries for the quarter then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials) and (b) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the Chief Financial Officer, Vice President of Finance or other officer acceptable to Agent on behalf of the Credit Parties and their Subsidiaries to the effect that such information fairly presents in all material respects the results of operations and financial condition of the Credit Parties and their Subsidiaries as at the dates and for the periods indicated. Agent acknowledges that the management report previously provided to Agent is in a form reasonably satisfactory to Agent.

9.02    Other Requested Reports. Promptly following request therefor by Agent, Borrowers shall deliver to Agent, in addition to any other reports, an accounts receivable aging report, in form and substance reasonably satisfactory to Agent including, without limitation, the names of all Account Debtors of each Borrower.

9.03    Financial Statements. Borrowers shall deliver to Agent and each Lender the following financial information, all of which shall be prepared in accordance with GAAP consistently applied, subject, in the case of financial statements delivered pursuant to clause (a) of this Section, to the absence of year-end adjustments and footnote disclosures, and shall be accompanied (with respect to quarterly financial statements) by a compliance certificate in the form of Exhibit A hereto (the “Compliance Certificate”) signed by the Chief Financial Officer or Vice President of Finance on behalf of the Credit Parties, which compliance certificate shall include for the financial statements as of the last day of each fiscal quarter a calculation of (i) all financial covenants contained in this Agreement and (ii) the Borrowing Base: (a) no later than forty-five (45) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of the Credit Parties on a consolidated and consolidating basis, certified by the Chief Financial Officer or Vice President of Finance on behalf of each Credit Party; and (b)no later than one hundred twenty (120) days after the end of each of the Credit Parties’ Fiscal Years, audited annual financial statements on a consolidated and consolidating basis with an unqualified opinion by BDO Seidman LLP or any other independent certified public accountants selected by Borrowers and reasonably satisfactory to Agent, which financial statements shall be accompanied by copies of any management letters sent to any Credit Party by such accountants.

9.04    Annual Business Plan and Projections. As soon as practicable (but in no event later than the last Business Day prior to the beginning of each Fiscal Year), Borrowers shall deliver to Agent and each Lender the annual business plan and budget of the Credit Parties and their Subsidiaries containing, among other things, projected balance sheets, statements of income and cash flow for Credit Parties and their Subsidiaries on a consolidated and consolidating basis, for each of the twelve (12) months during such Fiscal Yeas, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent.

9.05    Public Reporting. Promptly upon the filing thereof, each Borrower shall deliver to Agent and each Lender copies of (a) all registration statements and annual, quarterly, monthly or other regular reports which any Credit Party or any of its Subsidiaries files with the

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Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, (b) any reports, notices and proxy statements delivered to its shareholders and (c) all press releases and other statements made available by the Credit Parties or any of their Subsidiaries to the public concerning developments in the business of any such Person.

9.06    Other Information. Promptly following request therefor by Agent, such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

ARTICLE 10

TERMINATION.

10.01    If not earlier terminated pursuant to the terms of this Agreement, the Revolving Commitment shall terminate on November 2, 2014 (the “Term”). In the event the Revolving Loan Commitment terminates, then (i) Borrowers shall pay all of the Liabilities in full; (ii) Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (iii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Credit Party shall deliver to Agent and Lenders a release, in form and substance reasonably satisfactory to Agent, of all obligations and liabilities of Agent and Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to such Credit Party, and if any Borrower is obtaining new financing from another lender, Credit Parties shall deliver an indemnification of Agent and Lenders, in form and substance reasonably satisfactory to Agent, for checks which Agent has credited to Borrowers’ account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrowers’ account. Upon delivery of such release and indemnification, Agent and Lenders agree to promptly deliver to the Credit Parties such Collateral in possession of Agent or any Lender and such instruments acknowledging and/or causing the termination of this Agreement and the Liens created hereby.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES.

Each Credit Party, jointly and severally, hereby represents and warrants to Agent and each Lender, which representations and warranties (whether appearing in this Article 11 or elsewhere) shall be true at the time of any Credit Party’s execution hereof and the closing of the transactions described herein or related hereto, and shall be remade by each Credit Party at the time each Loan is made pursuant to this Agreement except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date:

11.01    Financial Statements and Other Information. The financial statements and other information delivered or to be delivered by any Credit Party to Agent or any Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of the Credit Parties taken as a whole, and there has been no material adverse change in the

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financial condition, the operations or any other financial status of the Credit Parties and their Subsidiaries, taken as a whole, since December 31, 2008. No written information now or heretofore furnished by or on behalf of each Credit Party to Agent or any Lender in connection with the negotiation of this Agreement and the Other Agreements or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Credit Parties represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and does not omit information that would render such projections misleading in any material respect.

11.02    Locations. The office where each Credit Party keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower’s principal place of business and all of each Credit Party’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 11.02 of the Disclosure Statement and at other locations within the continental United States of which Agent has been advised by Borrowers in accordance with Section 12.02(a). The Collateral, including, without limitation, the Equipment (except any part thereof which Borrowers shall have advised Agent in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 11.02 of the Disclosure Statement, and at other locations within the continental United States of which Agent has been advised by Borrowers in writing in accordance with Section 12.02(a) hereof. Schedule 11.02 of the Disclosure Statement contains a complete listing of all of each Credit Party’s (a) Intellectual Property which is subject to registration statutes and licenses of Intellectual Property to which such Credit Party is a party (whether as licensor or licensee), (b) Instruments (other than Instruments deposited for collection in the ordinary course of business), (c) Deposit Accounts, (d) Investment Property, (e) Letter-of-Credit Rights, (f) Chattel Paper, (g) Documents, (h) Commercial Tort Claims, (i) Collateral which is subject to certificate of title statutes, and (j) tangible Collateral located with any bailee, warehousemen or other third parties.

11.03    Loans by Borrowers. Except as set forth on Schedule 11.03 of the Disclosure Statement, no Credit Party or Subsidiary has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of such Credit Party or Subsidiary for travel and other expenses arising in the ordinary course of such Credit Party’s or Subsidiary’s business and other loans and advances permitted pursuant to Section 13.06 hereof.

11.04    [Reserved].

11.05    Liens. Each Credit Party is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Credit Party, free from all Liens, other than Permitted Liens.

11.06    Organization, Authority and No Conflict. Each Credit Party is a corporation or limited liability company, duly organized, validly existing and in good standing in the state of its organization, its state organizational identification number is as identified on

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Schedule 11.06 of the Disclosure Statement and such Credit Party is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if such Credit Party is not so qualified, such Credit Party may cure any such failure without losing any of its rights, incurring any Liens or material penalties, or otherwise affecting Lender’s rights. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Credit Party’s execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Credit Party, any statute, regulation, ordinance or rule of law, or any material agreement, contract or other document which may now or hereafter be binding on such Credit Party, and each Credit Party’s execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any Lien upon any of such Credit Party’s property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Credit Party or any of its property may be bound or affected. With respect to any Credit Party that is a partnership or limited liability company, such Credit Party has not expressly elected to have its Equity Interests treated as “Securities” under and as defined in Article 8 of the applicable Uniform Commercial Code, unless such Credit Party has certificated such Equity Interests and has delivered such certificates for possession by Agent pursuant to Section 6.03 hereof.

11.07    Litigation. There are no actions or proceedings which are pending or, to the knowledge of the Credit Parties, threatened against any Credit Party or Subsidiary which could reasonably be expected to have a Material Adverse Effect and which involves an amount in controversy in excess of $250,000, and each Credit Party shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent and Lenders. No Credit Party has any Commercial Tort Claims pending other than those set forth on Schedule 11.07 of the Disclosure Statement as such Schedule thereto may be amended from time to time.

11.08    Compliance with Laws and Maintenance of Permits. Each Credit Party and Subsidiary has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which could have a Material Adverse Effect. Each Credit Party and Subsidiary is in compliance with all applicable federal, state, local. and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety), the failure to comply with which could have a Material Adverse Effect.

11.09    Affiliate Transactions. Except as set forth on Schedule 11.09 of the Disclosure Statement or as permitted pursuant to Sections 11.03 or 13.09 hereof, no Credit Party is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates in the ordinary course of business pursuant to terms that are no less favorable to such Credit Party than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

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11.10    Names and Trade Names. Each Credit Party’s name has been for the five (5) years prior to the date hereof as set forth on the first page of this Agreement, and no Credit Party uses trade names, assumed names, fictitious names or division names in the operation of its business, except, in each case, as set forth on Schedule 11.10 of the Disclosure Statement or as Agent has been advised in writing by Borrower.

11.11    Equipment. Except for Permitted Liens, each Credit Party has good and indefeasible and merchantable title to and ownership of all of its Equipment other than leased Equipment. No Equipment of any Credit Party having value in excess of $100,000 in the aggregate is a Fixture to real property unless such real property is owned by a Credit Party and is subject to a mortgage in favor of Agent, or if such real property is leased, is subject to a landlord’s agreement in favor of Agent on terms reasonably acceptable to Agent, or an accession to other personal property unless such personal property is subject to a first-priority Lien in favor of Agent.

11.12    Enforceability. This Agreement and the Other Agreements to which a Credit Party is a party are the legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by (a) applicable solvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ right generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

11.13    Solvency. The Credit Parties, taken as a whole, after giving effect to the transactions contemplated hereby, are solvent, are able to pay their debts as they become due, have capital sufficient to carry on their business, now own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

11.14    Indebtedness. Except as set forth on Schedule 11.14 to the Disclosure Statement or as permitted pursuant to Section 13.02 hereof, no Credit Party or Subsidiary is obligated (directly or indirectly) for any Indebtedness other than the Loans.

11.15    Margin Security and Use of Proceeds. No Borrower or Subsidiary owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

11.16    Parent, Subsidiaries. Except as set forth on Schedule 11.16 to the Disclosure Statement or as Agent has been advised in writing by Borrower and is otherwise permitted hereunder, no Credit Party has any Parents or Subsidiaries, nor is any Credit Party or Subsidiary engaged in any joint venture or partnership with any other Person. Schedule 11.16 to the Disclosure Statement sets forth a true and complete listing of each class of each Borrower’s and each Subsidiary’s Equity Interests, all of which are owned beneficially and of record by the Persons identified on Schedule 11.16 to the Disclosure Statement or as Agent has been advised

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in writing by Borrower and is otherwise permitted hereunder. Except as described on Schedule 11.16 to the Disclosure Statement, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Equity Interests or obligations convertible into, or any powers of attorney relating to any Equity Interests in any Borrower or Subsidiary. Except as set forth on Schedule 11.16 to the Disclosure Statement, as of the date hereof, there are no outstanding agreements or instruments binding upon any Credit Party or Subsidiary or any holder of any Equity Interest in any Credit Party or Subsidiary, as the case may be, relating to the ownership or voting of Equity Interests in such Credit Party or Subsidiary. No class of Equity Interests in any Borrower or Subsidiary has voting rights other than as set forth on Schedule 11.16 to the Disclosure Statement.

11.17    No Defaults. No Credit Party or Subsidiary is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Credit Party or Subsidiary know of any dispute regarding any contract, lease or commitment, in each case, which could have a Material Adverse Effect.

11.18    Employee Matters. There are no controversies pending or, to the knowledge of any Credit Party, threatened between any Credit Party or Subsidiary and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which could not, in the aggregate, have a Material Adverse Effect, and each Credit Party and Subsidiary is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which could not have a Material Adverse Effect.

11.19    Intellectual Property. Each Credit Party and Subsidiary owns, or possesses the legal right to use, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

11.20    Environmental Matters. Except as set forth on Schedule 11.20 to the Disclosure Statement, no Credit Party or Subsidiary has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it), in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, and the operations of each Credit Party and each Subsidiary comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the best of each Credit Party’s knowledge, threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Credit Party or Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which materially adversely affects any Credit Party or Subsidiary or its respective business, operations or assets or any properties at which any Credit Party or Subsidiary has transported, stored or disposed of any Hazardous Materials. No Credit Party or Subsidiary has any material liability (contingent or otherwise) in connection with a release, spill

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or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

11.21    ERISA Matters. Each Credit Party and each Subsidiary has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a Lien against any of its properties or assets.

11.22    Subordinated Debt. The subordination provisions of the Subordinated Debt are, to the knowledge of the Borrowers, enforceable against the holders of the Subordinated Debt by the Agent and the Lenders. All Liabilities constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt. Each Credit Party acknowledges that the Agent and each Lender are entering into this Agreement and are extending the Revolving Loan Commitment and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 11.22.

11.23    Investment Company Act. No Credit Party or Subsidiary is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

11.24    Compliance With Health Care Laws. Without limiting the generality of any other representation or warranty set forth in this Agreement:

(a) Except as set forth on Schedule 11.24(a) to the Disclosure Statement, each Credit Party and each Subsidiary of a Credit Party (i) is in material compliance with all Health Care Laws and all Third Party Payor Programs and (ii) is not in material violation of any order of CMS, the HHS, or any other Governmental Authority or other board or tribunal regulating, enforcing or overseeing compliance with Health Care Laws. Except as set forth on Schedule 11.24(a) to the Disclosure Statement, no Credit Party or Subsidiary of a Credit Party has received any written notice that it is not in material compliance in any respect with any of the requirements of any of the foregoing. Without limiting the generality of the foregoing, no Credit Party or Subsidiary of a Credit Party has received a subpoena or other notice that it is or will be subject to any investigation by any Governmental Authority with respect to any Health Care Law, nor, to the knowledge of any Credit Party, is any investigation threatened or are there circumstances which, if known to a Governmental Authority, would lead the Governmental Authority to investigate such Credit Party or Subsidiary of a Credit Party. Each Credit Party and each Subsidiary of a Credit Party has received and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by applicable law (including all Health Care Laws), all Third Party Payor Programs and all Participation Agreements, except where the failure to receive and/or maintain such accreditation could not reasonably be expected to have or result in, either individually or in the aggregate, a Material Adverse Effect.

(b) Each Credit Party and each Subsidiary of a Credit Party has the requisite provider numbers or other authorizations to bill the Medicare program (to the extent such entity participates in the Medicare program), the respective Medicaid program in the state or states in which such entity operates (to the extent such entity participates in the state or states Medcaid

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program), and all other Third Party Payor Programs that such Credit Party or such Subsidiary of a Credit Party currently bills or in the past has billed except where the failure to have such authorization could not reasonably be expected to be, have or result in, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each of the Borrowers, there is no investigation, audit, claim review or other action pending or threatened which could result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Third Party Payor, Participation Agreement, provider number or authorization or result in the exclusion of any Credit Party or a Subsidiary of a Credit Party from any Third Party Payor Program, which revocation, suspension, termination, probation, restriction, limitation, non-renewal or exclusion could reasonably be expected to be, have or result in, either individually or in the aggregate, a Material Adverse Effect. No Borrower has any knowledge that any condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, reasonably could be expected to result in the suspension, revocation, forfeiture, non-renewal of any governmental consent applicable to any Credit Party or any Subsidiary of a Credit Party or any health care facility operated by any Credit Party or any Subsidiary of a Credit Party or such Facility’s participation in any Third Party Payor Program, or of any Participation Agreements, which suspension, revocation, forfeiture or non-renewal could reasonably be expected to be, have or result in, either individually or in the aggregate, a Material Adverse Effect.

(c) Each Credit Party and each Subsidiary of a Credit Party has filed with all applicable federal, state and local Governmental Authorities for and received approval of all registrations, applications, licenses, certificates or determinations of need, requests for exemptions, permits and other regulatory authorizations necessary to conduct the businesses of such Credit Party or such Subsidiary of a Credit Party as currently conducted, the absence of which could not reasonably be expected to be, have or result in, either individually or in the aggregate, a Material Adverse Effect. Each Credit Party and each Subsidiary of a Credit Party is, and at all relevant times has been, in compliance in all respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, except to the extent that the failure to be in compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d) All billing practices of the Credit Parties and Subsidiary of the Credit Parties to all Third Party Payors have been true, fair and correct in all material respects, and in material compliance with all applicable requirements of law (including all Health Care Laws), and no Credit Party or Subsidiary of a Credit Party has knowingly and willfully billed for or received any payment or reimbursement in excess of amounts allowed by law, except for such payments or reimbursements as such Credit Party or Subsidiary of a Credit Party may be disputing or contesting in good faith, except to the extent that the failure to be in compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e) The Credit Parties have established a compliance plan, the purpose of which is to assure that each such Person is in compliance with Health Care Laws.

(f) Except as set forth on Schedule 11.24(f) to the Disclosure Statement, no Credit Party and no Subsidiary of a Credit Party and none of their respective employees and independent contractors is, or to the knowledge of such Credit Party or Subsidiary has been, excluded from participation from any federal or state health care program.

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ARTICLE 12

AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Credit Parties obtain Requisite Lenders’ prior written consent waiving or modifying any of Credit Parties’ covenants hereunder in any specific instance, each Credit Party covenants and agrees as follows:

12.01    Maintenance of Records. Each Credit Party shall, and shall cause each Subsidiary to, at all times keep accurate and complete books, records and accounts with respect to all of its business activities, in all material respects and in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11.02 to the Disclosure Statement.

12.02    Notices. Each Credit Party shall:

(a) Locations.

(i) Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Agent of any proposed change of the location of the Credit Parties’ Principal Office, any change of the location of any Credit Party’s books, records and accounts (or copies thereof), or the opening or closing of any bank account (other than with the Agent) and, in each case, together with such notice provide to Agent an updated Schedule 11.02 to the Disclosure Statement reflecting such changes.

(ii) Within thirty (30) days after the end of each Fiscal Year, deliver a report to Agent in form and substance satisfactory to Agent listing all locations of the Credit Parties, including, without limitation, any office where books, records and accounts (or copies thereof) are maintained, any place of business, locations of Collateral and post office boxes and locations of bank accounts.

(b) [Reserved].

(c) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Agent of (i) any actions or proceedings which are pending or threatened against any Credit Party or Subsidiary and (ii) any Commercial Tort Claims of any Credit Party which may arise, either of which involve an amount in controversy in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), which notice shall constitute such Credit Party’s authorization to amend Schedule 11.07 to the Disclosure Statement to add such Commercial Tort Claim.

(d) Names and Trade Names. Notify Agent at least ten (10) days prior to any change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Agent in writing.

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(e) ERISA Matters. Promptly notify Agent of (i) the occurrence of any “reportable event” (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of any Credit Party or Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC, (ii) receipt of any notice from the PBGC of its intention to seek the termination of any Plan or appointment of a trustee therefor or (iii) its intention to terminate or withdraw from any Plan.

(f) Environmental Matters. Promptly notify Agent upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any material non-compliance with or violation of the requirements of any Environmental Law by any Credit Party or Subsidiary or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which materially affects any Credit Party or Subsidiary or its business operations or assets or any properties at which any Credit Party or Subsidiary bas transported, stored or disposed of any Hazardous Materials.

(g) Default; Material Adverse Change. Promptly advise Agent of (i) any event or condition that could reasonably be expected to have a Material Adverse Effect or (ii) the occurrence of any Default or Event of Default hereunder.

(h) Indebtedness. Notify Agent within five (5) days of any default or any event which, with the giving of notice or lapse of time, or both, would constitute a default, under any subordination or intercreditor agreement relative to any Indebtedness in an amount in excess of $15,000 (other than the Loans or other Liabilities), or any agreement, instrument or document evidencing or relating to any such Indebtedness (other than the Loans or other Liabilities), and a certificate of any Financial Officer of Credit Parties or any Credit Party specifying the nature thereof and Credit Parties’ proposed response thereto, in reasonable detail.

(i) Mortgage or Lease Defaults. Notify Agent promptly (but in no event later than five (5) Business Days after so becoming aware) of any default or any event which, with the giving of notice or lapse of time, or both, would constitute a default, under any real property lease or mortgage to which any Credit Party is a party relating to either the Principal Office of the Credit Parties or any other location of any Credit Party’s books, records and accounts (or copies thereof).

All of the foregoing notices shall be provided by Credit Parties to Agent in writing.

12.03    Compliance with Laws and Maintenance of Permits. Each Credit Party shall, and shall cause each Subsidiary to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which could have a Material Adverse Effect, and each Credit Party shall, and shall cause each Subsidiary to, remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety), the failure to comply with which could have a Material Adverse Effect. Following any determination by Agent that there is

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non-compliance, or any condition which requires any action by or on behalf of any Credit Party or Subsidiary in order to avoid non-compliance, with any Environmental Law, each Credit Party shall, at Borrower’s expense, cause an independent environmental engineer acceptable to Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

12.04    Inspection, Audits and Appraisals. Each Credit Party shall, and shall cause each Subsidiary to, permit Agent and Lenders, or any Persons designated by Agent, to call at its places of business at any reasonable times during normal business hours (so long as no Event of Default exists), and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts horn its books, records, journals, orders, receipts and any correspondence and other data relating to its business, the Collateral or any transactions between the parties hereto, and Agent shall have the right to make such verification concerning its business as Agent may consider reasonable under the circumstances (collectively, “Audits”); provided that, except during the existence of an Event of Default, Borrowers shall not be required to pay for the costs of more than three (3) Audits in any twelve (12) month period. Each Credit Party shall, and shall cause each Subsidiary to, furnish to Agent such information relevant to Agent’s and/or any Lender’s rights under this Agreement and the Other Agreements as Agent shall at any time and from time to time reasonably request. Agent, through its officers, employees or agents, shall have the right, at any time and from time to time, with the prior consent of the Borrower Representative, in Agent’s name, to verify the validity, amount or any other matter relating to any of such Borrowers’ Accounts, by mail, telephone, telecopy, electronic mail or otherwise. Each Credit Party shall, and shall cause each Subsidiary to, permit Agent and Lenders, or such Persons designated by Agent, to obtain appraisals of the Inventory of each Credit Party and each Subsidiary at any time and from time to time. Each Credit Party authorizes Agent and Lenders to discuss the affairs, finances and business of the Credit Parties and their Subsidiaries with any of their officers, employees, directors, Affiliates or independent public accountants. Any such discussions shall be without liability to Agent or any Lender or to such independent public accountants. Borrowers shall pay to Agent all customary fees and all costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such reasonable fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

12.05    Insurance. Each Credit Party shall:

(a) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Credit Party, with such companies, in such amounts, with such deductibles, and under policies in such form as shall be satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be, within sixty (60) days of the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent, for the benefit of Agent and Lenders. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance

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company shall give Agent at least thirty (30) days’ written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Credit Party or any other Person shall effect the right of Agent to recover under such policy of insurance in case of loss or damage. In addition, each Credit Party shall cause to be executed and delivered to Agent an assignment of proceeds of its business interruption insurance policies. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Credit Party’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Credit Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that if no Event of Default exists, such Credit Party may make, settle and adjust claims involving less than $250,000.00 in the aggregate and apply the Net Proceeds thereof to repair or replace the Collateral or to pay the Liabilities, in each case without the Agent’s or any Lenders’ consent.

(b) Maintain, at its expense, such public liability and third-party property damage insurance as is customary for Persons engaged in businesses similar to that of such Credit Parties with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent, and original (or certified) copies of such policies have been or shall be, within sixty (60) days after the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and Lenders as additional insureds thereunder and providing that the insurance company shall give Agent at least thirty (30) days’ written notice before any such policy shall be altered or canceled.

If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by Credit Parties hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. Such insurance, if obtained by Agent, may, but need not, protect such Credit Parties’ interests or pay any claim made by or against any Credit Party with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Credit Parties may be able to obtain on their own and may be cancelled only upon Credit Parties providing evidence that they have obtained the insurance as required above. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

12.06    Collateral. Each Credit Party shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted, and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Each Credit Party shall permit Agent and Lenders to examine any of the Collateral in accordance with Section 12.04 and wherever the Collateral may be located, and each Credit Party shall, promptly upon request therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment, including, without limitation,

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certificates of title and applications of title. Each Credit Party shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form reasonably satisfactory to Agent, of the security interest of Agent hereunder. If, prior to the termination of this Agreement, any Credit Party shall obtain rights to any new Collateral of the type described in the last sentence of Section 11.02, such Credit Party shall notify Agent in writing (with reasonable detail) of such changes within thirty (30) days thereof and together with such notice provide to Agent an updated Schedule 11.02 to the Disclosure Statement reflecting such changes. If such Credit Party fails to provide such updated schedule, each Credit Party hereby authorizes Agent to unilaterally modify this Agreement by amending Schedule 11.02 to the Disclosure Statement to include any such Collateral (but Agent shall have no obligation to do so). Notwithstanding the foregoing, each Credit Party hereby agrees that Agent’s security interest shall extend to all such Collateral, regardless of whether Agent actually amends Schedule 11.02 to the Disclosure Statement.

12.07    Use of Proceeds. All monies and other property obtained by a Borrower from Agent and Lenders pursuant to this Agreement shall be used solely for (a) repayment of existing indebtedness of Prior Lender, (b) payment of fees costs and expenses of the Credit Parties in connection with entering into (i) this Agreement and the other Loan Documents and (ii) the anticipated IPO Transaction, and (c) financing working capital, consummating Permitted Acquisitions and for other general corporate purposes of Borrowers.

12.08    Taxes. Each Credit Party shall, and shall cause each Subsidiary to, file all required tax returns and pay all of its taxes when due before the same shall become delinquent, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any Liens for unpaid taxes to be promptly released; provided, that any Credit Party or Subsidiary shall have the right to contest the payment of such taxes in good faith by appropriate proceedings diligently conducted so long as (a) the contesting of any such payment does not give rise to a Lien for taxes; and (b) the applicable Credit Party or Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP provided, further, that a Credit Party shall not be in breach of this Section 12.08 for failure to file returns with or pay any taxes due to a state or municipal agency so long as such Credit Party files such returns or pays such taxes within 30 days after receipt of notice from such state or municipal agency. If any Credit Party or Subsidiary fails to pay any such taxes and in the absence of any such contest by it, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Borrowers to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

12.09    Intellectual Property. Each Credit Party shall, and shall cause each Subsidiary to, maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

12.10    Checking Accounts and Cash Management Services. Each Credit Party shall maintain each of its general checking/controlled disbursement accounts with Fifth Third, other than any accounts maintained with other financial institutions (a) that have a balance of less than $10,000, (b) with respect to which the relevant Credit Party has complied with Section

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5.07 hereof or (c) as required by law, provided that, such Credit Party has provided Agent with prior written notice thereof. Normal and customary charges shall be assessed thereon. Although no compensating balance is required, each Credit Party must either keep monthly balances in order to merit earnings credits which will cover Fifth Third’s service charges for demand deposit account activities or pay on demand such account related fees or service charges in effect from time to time. In addition, each Credit Party shall enter into agreements with Fifth Third for standard cash management services. Each Credit Party shall be responsible for all normal and customary charges assessed thereon.

12.11    Government Contracts. For any contract or agreement between any Credit Party and any Account Debtor that is subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. § 3727) or any similar state or local law (a “Government Contract”), each Borrower and, during the existence of an Event of Default, each other Credit Party agrees to comply with the following covenants and procedures:

(a) such Borrower shall give Agent written notice of such Borrower’s execution of or receipt of an award of a Government Contract;

(b) if requested by Agent, each Credit Party shall execute and deliver to Agent, within ten (10) Business Days of Agent’s request, a separate collateral assignment of any Government Contract in form and content reasonably satisfactory to Agent and using forms provided by Agent;

(c) Agent shall have the right to send to the Account Debtor in respect of such Government Contract such notices, and request such acknowledgments of the Account Debtor, as Agent deems necessary to cause such Account Debtor to recognize the assignment of the Accounts and payment rights in respect thereof to Agent, for its benefit and the benefit of Lenders, as the first and only claim against such Accounts, in accordance with the Federal Assignment of Claims Act, as amended (31 U.S.C. § 3727) or any similar state or local law. Each Credit Party shall cooperate with Agent in sending and procuring such notices and acknowledgments; and

(d) No Credit Party shall suffer or permit to exist any notice or claim against Accounts under a Government Contract, other than notices and claims of Agent.

12.12    Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control. As required by federal law and the Agent’s, Fifth Third’s and each other Lender’s policies and practices, the Agent, Fifth Third and each other Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and each Borrower agrees to provide such information. In addition, and without limiting the foregoing sentence, each Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls any Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

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12.13    Seller Note Subordination Agreements. Borrower Representative shall use commercially reasonable efforts to obtain and deliver to Agent a Subordination Agreement, executed on behalf of the holder of each Seller Note, in favor of Agent, on substantially the same form of subordination agreement to which such holders are a party as of the Closing Date, or such other Subordination Agreement or modification thereto as may be acceptable to Agent in its sole discretion, exercised in a good faith and commercially reasonable manner. As of that date which is forty-five (45) days after the Closing Date, reserves shall be withheld from the Borrowing Base calculation in an amount equal to the principal amount of the Seller Notes outstanding as of the Closing Date, and continuing so long as such Seller Notes remain outstanding and unpaid, until the date that the Borrower Representative delivers to Agent a Subordination Agreement or modification thereto as may be acceptable to Agent in its sole discretion, exercised in a good faith and a commercially reasonable manner.

12.14    Health Care Law Matters.

(a) Each Credit Party shall and shall cause each of its Subsidiaries to: (a) conduct its operations in material compliance with all Health Care Laws; (b) to the extent permitted by applicable law and so long as no privilege is compromised, notify Agent promptly after such Credit Party or Subsidiary becomes aware of any violation of the Anti-Kickback Statute, Stark Law or False Claims Act, or any violation of other Health Care Law, in each case, that could reasonably likely result in a claim, fine or settlement in excess of $250,000; and (c) to the extent permitted by applicable law, promptly forward to Agent any subpoena or other request or other investigation by a Governmental Authority with respect to a possible material violation of any Health Care Laws.

(b) Each Credit Party shall, and shall cause each of its Subsidiaries to establish, deliver and enforce policies and procedures in its compliance plan the purpose of which is to assure that each Credit Party and each Subsidiary of each Credit Party are in compliance in all material respects with all requirements of applicable Healthcare Laws.

12.15    HIPAA. Each Credit Party and each Subsidiary of a Credit Party that is a “covered entity” as defined under HIPAA shall enter into a Business Associate Agreement (as defined under HIPAA) with Agent, substantially in the form of Exhibit D, and shall maintain such Business Associate Agreement in full force and effect during the term of this Agreement. In the event that Agent or any of its authorized representatives shall make any inspection pursuant to Section 12.04 or otherwise, or shall take possession of any Collateral that would involve such Person having access to “protected health information” as defined under HIPAA, each Credit Party or Subsidiary of a Credit Party that is a “covered entity” shall permit disclosure of the protected health information pursuant to the Business Associate Agreement to the extent permitted by HIPAA.

12.16    Management Agreements. As of the Closing Date, no Credit Party or any Subsidiary is party to any Management Agreement or pays any Management Fees to any Person. If, prior to the termination of this Agreement, any Credit Party or Subsidiary shall enter into any

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agreement with respect to the payment of any Management Fees, then the Credit Parties shall (a) provide prior written notice thereof to Agent, together with a copy of such proposed Management Agreement, together with all schedules and exhibits thereto, and (b) prior to entering into any such agreement or arrangement deliver to Agent, for the benefit of Agent and Lenders, a fully executed Management Fee Subordination Agreement subordinating such fees to the prior payment in full of the Liabilities in form and substance acceptable to Agent in its sole discretion, exercised in a good faith and commercially reasonable manner.

ARTICLE 13

NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of any commitment to lend under this Agreement, unless Credit Parties obtain Requisite Lenders’ prior written consent waiving or modifying any of Credit Parties’ covenants hereunder in any specific instance, each Credit Party agrees as follows:

13.01    Guaranties. No Credit Party shall assume, guarantee or endorse, or otherwise become liable in connection with, the Indebtedness of any Person, except by (i) endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) guaranties by any Credit Party of another Credit Party’s Indebtedness to the extent such Indebtedness is otherwise permitted under this Agreement.

13.02    Indebtedness. No Credit Party shall, nor shall it permit any Subsidiary to, create, incur, commit to incur, assume or become obligated (directly or indirectly) for any Indebtedness other than the Loans and other Liabilities, except that it may (a) after the Closing Date, borrow money from or provide seller financing to a Person other than Agent and Lenders on an unsecured and subordinated basis if a Subordination Agreement in favor of Agent and Lenders and in form and substance reasonably satisfactory to Agent is executed and delivered to Agent relative thereto; (b) maintain the Earnout Liabilities; (c) maintain the Seller Notes; (d) maintain its present Indebtedness as listed on Schedule 11.14 to the Disclosure Statement (and renewals and refinancings thereof which do not increase the principal amount thereof as of the Closing Date and are otherwise on substantially the same terms and conditions); (e) incur unsecured Indebtedness to trade creditors in the ordinary course of business; (f) incur purchase money Indebtedness or Capital Lease Obligations, in each case, in connection with Capital Expenditures permitted pursuant to Section 14.03 hereof and any refinancings thereof; provided that (x) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (y) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such financing; (g) incur unsecured Indebtedness under the Dividend Note; (h) incur Contingent Liabilities permitted pursuant to Section 13.01 above; (i) incur Indebtedness owing to any other Credit Party; (j) incur unsecured Indebtedness in the ordinary course of business with a maturity date no later than twelve (12) months after the date of incurrence, the proceeds of which is applied to finance the payment of insurance premiums with respect to workers’ compensation insurance, automobile insurance and liability insurance; and (k) incur Indebtedness consisting of the obligation of any Credit Party to reimburse an insurer for any payment made by such insurer in respect of a workers’ compensation claim with respect to any employee of any Credit Party. In no event shall any Borrower make any Subordinated Debt Payment in respect of the Subordinated Debt or otherwise, Earnout Liabilities payment or any Management Fee payment (if any),

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(i) unless after giving effect to any such Subordinated Debt Payment, Earnout Liabilities payment or Management Fee payment and on the date of such payment (other than principal payments in respect of the Eos Subordinated Debt) (x) no Default or Event of Default shall have occured prior to, or would occur as a result of, any such payment, and, (y) the Credit Parties shall be in pro forma compliance with the financial covenants contained in Article 14 after giving effect to the proposed payment; and

(ii) with respect to principal payments in respect of the Eos Subordinated Debt, unless after giving effect to any such Subordinated Debt Payment and on the date of such Subordinated Debt Payment (1) no Default or Event of Default shall have occurred prior to, or would occur as a result of, any such payment, (2) the Credit Parties shall be in pro forma compliance with the financial covenants contained in Article 14 after giving effect to the proposed payment, (3) the Credit Parties shall be in pro forma compliance with the Fixed Charge Coverage financial covenant set forth in Section 14.01 hereof as if such ratio were set at 1.2: 1.0 computed as of the most recent fiscal quarter end for which the Credit Parties have delivered financial statements pursuant to Section 9.03(a) or 9.03(b), and (4) Borrowers shall have Excess Availability of at least Four Million and No/100 Dollars ($4,000,000.00) after giving effect to the proposed payment.

Compliance with the foregoing requirements to make any Subordinated Debt Payment must be reflected by the delivery to Agent of a Compliance Certificate and monthly financial statements as described in Section 9.03 of this Agreement.

13.03    Liens. No Credit Party shall, nor shall it permit any Subsidiary to, grant or permit to exist (voluntarily or involuntarily) any Lien, other than Permitted Liens.

13.04    Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business. No Credit Party shall, nor shall it permit any Subsidiary to, (a) enter into any Acquisition other than any Permitted Acquisition or a merger of a Subsidiary or a Borrower with and in to a Borrower; (b) change its state of organization or enter into any transaction which has the effect of changing its state of organization without providing thirty (30) days prior written notice to Agent; and (c) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business or as otherwise permitted pursuant to Article 7 of this Agreement or sales, leases or other dispositions in any Fiscal Year of assets with an aggregate fair market value not in excess of $250,000 or sales, leases or other dispositions among the Borrowers and their respective Subsidiaries. No Borrower shall, nor shall it permit any Subsidiary to, enter into any other transaction outside the ordinary course of its business. No Credit Party shall, nor shall it permit any Subsidiary to, form any Subsidiaries or enter into any joint ventures or partnerships with any other Person, unless such newly formed Subsidiary, joint venture or partnership complies with Article 6 hereof.

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13.05    Dividends and Distributions. Holdings shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its Equity Interests, unless at the time of such declaration or payment, and after giving effect thereto, (x) no Default or Event of Default shall have occurred prior to, or would occur as a result of, any such declaration distribution or payment, and, (y) the Credit Parties shall be in pro forma compliance with the financial covenants contained in Article 14 after giving effect to the proposed declaration, distribution or payment. Compliance with the foregoing requirements must be reflected by the delivery to Agent of a Compliance Certificate and monthly financial statements delivered pursuant to Section 9.03 of this Agreement. Notwithstanding the foregoing, (a) each Credit Party may make any payments of dividends or other distributions that are payable solely in Equity Interests of such Credit Party, (b) each Borrower may make payments and distributions to Holdings that are used by Holdings to pay federal, state and local income taxes then due and owing, estimated federal, state and local income taxes then due and owing, franchise taxes, other similar expenses, together with administrative costs and expenses, incurred in the ordinary course of business, and to make payments permitted under Section 13.09, (c) each Credit Party may make payments of dividends and distributions in connection with any stock incentive plan or other stock based employee plan, provided that in the case of any cash payment no Default or Event of Default shall have occurred prior to, or would occur as a result of, any such payment, (d) Holdings may make any distributions or dividend payments contemplated for distribution or payment on the Closing Date (x) in the form of the Dividend Note, and (y) in cash in an aggregate amount not to exceed $1,750,000. Each Subsidiary of any Borrower may pay dividends and other distributions to such Borrower; and each Borrower may pay dividends and other distributions to Holdings.

13.06    Investments; Loans. No Credit Party shall, nor shall it permit any Subsidiary to, purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or Equity Interests issued by any Person (each, an “Investment”), other than (a) Investments in Cash Equivalents; (b) Investments existing as of the date of this Agreement as described in Schedule 13.06 to the Disclosure Statement; (c) Hedging Contracts, so long as the purpose of any such contract is a bona fide hedging activity entered into in the ordinary course of business of the Credit Parties (and is not for speculative purposes); (d) investments consisting of stock, obligations, securities or other property (i) received in settlement of accounts receivable in connection with the bankruptcy or reorganization of suppliers and customers or (ii) issued by financially troubled Account Debtors (excluding Affiliates) to a Credit Party pursuant to agreements with respect to settlement of such Account Debtor’s Accounts with such Credit Party negotiated in the ordinary course of business; provided that, if the aggregate amount of such Investments exceed $25,000 at any time, (x) the Credit Parties shall provide Agent a detailed written summary of such Investments and will continue to do so at the end of each calendar quarter thereafter and (y) upon Agent’s request, such Investments shall be pledged and delivered to the Agent pursuant to the Loan Documents as additional collateral security for the Liabilities; (e) accounts receivable arising and trade credit extended in the ordinary course of business and payable in accordance with customary trade terms; (f) Investments in and capital contributions to any Credit Party; (g) Investments in and capital contributions to Addus FEA, provided that such Investments and capital contributions are not increased after the Closing Date; (h) advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the Credit Parties; and (i) Permitted Acquisitions. No Credit Party shall, nor shall it permit any Subsidiary

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to, lend or otherwise advance funds to any Person except for (i) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, and (ii) intercompany loans and advances constituting Indebtedness as permitted by Section 13.02.

13.07    Fundamental Changes, Line of Business. No Credit Party shall, nor shall it permit any Subsidiary to, enter into a new line of business materially different from Borrower’s current business or change its Fiscal Year. No Credit Party shall, nor shall it permit any Subsidiary to, amend or otherwise modify any of its organizational documents in any way that could reasonably be expected to be adverse to Agent or any Lender, and provided that, Agent has received not less than thirty (30) days’ prior written notice of any such action.

13.08    Equipment. No Credit Party shall (i) permit any Equipment having a value in excess of $100,000 in the aggregate to become a Fixture to real property unless such real property is owned by it and is subject to a mortgage in favor of Agent, or if such real property is leased, is subject to a landlord’s agreement in favor of Agent on terms acceptable to Agent, or (ii) permit any Equipment having a value in excess of $100,000 to become an accession to any other personal property unless such personal property is subject to a first-priority lien in favor of Agent.

13.09    Affiliate Transactions. Except as set forth on Schedule 11.09 to the Disclosure Statement, no Credit Party shall, nor shall it permit any Subsidiary to, conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions in the ordinary course of business pursuant to terms that are no less favorable to it than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate, except for (a) payment of reasonable compensation to officers and employees for services actually rendered to any Credit Party; (b) payment of director’s fees not to exceed $750,000 in the aggregate for any Fiscal Year of the Borrowers plus reasonable and documented expenses of the directors; (c) reimbursement of employee travel, lodging and other costs incurred in the ordinary course of business; (d) employment agreements, equity incentive agreements and other employee and management arrangements in the ordinary course of business (including, without limitation, Holdings’ 2006 Stock Incentive Plan and 2009 Stock Incentive Plan); and (e) any transactions among the Credit Parties and Subsidiaries permitted under Sections 13.01, 13.02, 13.04, 13.05 and 13.06.

13.10    Other Agreements. No Credit Party shall, nor shall it permit any Subsidiary to, amend or otherwise modify, or waive any rights under, any Subordinated Debt Documents or Acquisition Documents if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lenders.

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ARTICLE 14

FINANCIAL COVENANTS.

Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless the Credit Parties obtain the Requisite Lenders’ prior written consent waiving or modifying any of the Credit Parties’ covenants hereunder in any specific instance, each of the Credit Parties agrees to maintain and keep in full force and effect each of the financial covenants set forth below:

14.01    Fixed Charge Coverage. The Credit Parties shall not permit the ratio of their Free Cash Flow divided by Fixed Charges, on a consolidated basis, as of the last day of each period set forth below to be less than the ratio set forth below for the corresponding period set forth below:

Period	Ratio

For the twelve (12) month period ending on December 31, 2009	1.10 to 1.0

For the twelve (12) month period ending on each of March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011 and June 30, 2011	1.10 to 1.0

For the twelve (12) month period ending September 30, 2011 and each twelve (12) month period ending on the last day of each fiscal quarter thereafter	1.20 to 1.0

14.02    Senior Debt Leverage. The Credit Parties shall not permit the ratio of Senior Indebtedness, as of the date of calculation, to Adjusted EBITDA, on a consolidated basis, as of the last day of each period set forth below to exceed the ratio set forth below for the corresponding period set forth below, tested for each twelve (12) month period ending on the last day of each fiscal quarter:

Period	Ratio

For the twelve (12) month period ending December 31, 2009	2.75 to 1.0

For the twelve (12) month period ending March 31, 2010 and each twelve (12) month period ending on the last day of each fiscal quarter thereafter	2.75 to 1.0

14.03    Capital Expenditure Limitations. The Credit Parties and their Subsidiaries, on a consolidated basis, shall not make any Capital Expenditures if, after giving effect to such Capital Expenditures, the aggregate cost of all Capital Expenditures would exceed $1,250,0000.00 (the “Capex Limit”) in any Fiscal Year; provided, however, that, commencing with the Fiscal Year ending December 31, 2009, the Capex Limit referenced above shall be increased in any period by the positive amount equal to the lesser of (a) fifty percent (50%) of the Capex Limit for the immediately preceding period, and (b) the amount (if any), equal to the

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difference obtained by taking the Capex Limit minus the actual amount of any Capital Expenditures expended during such preceding period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditure in that succeeding period.

ARTICLE 15

DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by the Credit Parties hereunder:

15.01    Payment. The failure of any Obligor to pay when due, declared due, or demanded by Agent, at the request of the Requisite Lenders, any of the Liabilities.

15.02    Breach of this Agreement and the Other Agreements. The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided that any such failure by any Obligor under Sections 6.01, 12.02(c), 12.08, 12.09, 12.15 and Sections 12.02(e) and (f) hereof, or under any pledge agreement, shall not constitute an Event of Default hereunder until the fifth (5th) Business Day following the occurrence thereof.

15.03    Breaches of Other Obligations. The failure of any Obligor to perform, keep or observe (after any applicable notice or cure period) any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement relating to any Indebtedness owing to any Person other than Agent and the other Lenders, and such default shall continue beyond any applicable grace period, in any case, in an amount in excess of $250,000.00 and the result of such failure is to cause or to permit the holders or holder of such Indebtedness to cause such Indebtedness to become or be declared due prior to its stated maturity.

15.04    Breach of Representations and Warranties. The making or furnishing by any Obligor to Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement among such Obligor, Agent and/or any Lender, which is untrue or misleading in any material respect as of the date made.

15.05    Collateral. This Agreement or any Other Agreement shall for any reason fail to create a valid first priority lien and security interest in the Collateral, or this Agreement or any of the Other Agreements shall fail to remain in full force or effect, or any action shall be taken by any Credit Party to discontinue or to assert the invalidity or unenforceability thereof.

15.06    Levy, Seizure or Attachment. The making or any attempt by any Person to make any levy, seizure or attachment upon any material portion of the Collateral and such attachment or garnishment writ has not been discharged, vacated or modified to exclude such portion of the Collateral within five (5) Business Days thereof.

15.07    Bankruptcy or Similar Proceedings. The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of

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any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor’s debts, whether under the Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within fifteen (15) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of any Borrower during such fifteen (15) day period or, if earlier, until such proceedings are dismissed.

15.08    Appointment of Receiver. The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor that is a corporation, limited liability company or a partnership; provided, however, that, if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within fifteen (15) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued Letters of Credit on behalf of any Borrower during such fifteen (15) day period, or, if earlier, until such appointment is revoked or such proceedings are dismissed.

15.09    Judgment. The entry of any judgments or orders, the uninsured portion of which aggregating in excess of $250,000 against any Obligor that remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

15.10    Default or Revocation of Guaranty. The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent or any Lender pursuant to which such Person has guaranteed to Agent and Lenders the payment of all or any of the Liabilities or has granted Agent a Lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Liabilities.

15.11    Criminal Proceedings. The institution in any court of a criminal proceeding against any Obligor which could reasonably be expected to have a Material Adverse Effect, or the indictment of any Obligor or senior executive officer (with respect to his or her actions or inactions in connection with his employment or the business operations of the Credit Parties) for any crime other than misdemeanors not punishable by jail terms to the extent such proceeding or indictment could reasonably be expected to result in a Material Adverse Effect.

15.12    Change of Control. The failure of (a) Holdings to own and have voting control, directly or indirectly, of one hundred percent (100%) of the issued and outstanding voting Equity Interest of Addus Healthcare, or (b) Addus Healthcare to own and have voting control, directly or indirectly, of one hundred percent (100%) of the issued and outstanding voting Equity Interest of any Subsidiary.

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15.13    Subordinated Debt Documents. Any default or event of default shall occur under any of the Subordinated Debt Documents that evidences obligations in excess of $50,000, beyond any applicable cure or grace period, or any subordination or intercreditor provision in any Subordination Agreement or in any document or instrument governing such Subordinated Debt, shall cease to be in full force and effect, or any Credit Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision; provided that, any payment default arising under such Subordinated Debt as a result of such payment being prohibited by the terms of this Agreement, shall not constitute an Event of Default under this Agreement.

15.14    Health Care Defaults. (a) Any Credit Party or any Subsidiary is required to pay a fine, penalty, settlement amount or other payment (whether imposed by judicial order or settlement) which, individually or in the aggregate, is in excess of $2,000,000 for any violation or alleged violation of any Healthcare Law, including violation of the Federal Anti-Kickback Statute, Stark Law or False Claims Act, (b) any Credit Party or any Subsidiary is required to pay a fine, penalty, settlement amount or other payment (whether imposed by judicial order or settlement) for any violation or alleged violation of any Healthcare Law, including violation of the Anti-kickback Statute, Stark Law or False Claims Act which, individually or in the aggregate, would result in, upon payment of such amount, the Borrower having Excess Availability of less than $3,000,000, (c) any Credit Party or other Subsidiary of a Credit Party receives notice of the revocation of its Medicare or Medicaid certification and the loss of such certification which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (d) one or more Credit Parties or Subsidiaries of a Credit Party receives notice that such Person(s) will be excluded from participation in Medicare, Medicaid or other federal or state healthcare program and such exclusion could reasonably be expected to have a Material Adverse Effect.

ARTICLE 16

REMEDIES UPON AN EVENT OF DEFAULT.

16.01    Upon the occurrence and during the continuance of an Event of Default described in Section 15.07 or 15.08 hereof, the Revolving Loan Commitment shall immediately and automatically terminate and all of the Liabilities shall immediately and automatically become due and payable, in each case, without notice of any kind. Upon the occurrence and during the continuance of any other Event of Default, all Liabilities may, at the option of Requisite Lenders, and without demand, notice or legal process of any kind, the Revolving Loan Commitment may be terminated and all of the Liabilities may be declared, and immediately shall become, due and payable.

16.02    Upon the occurrence and during the continuance of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements, and all of Agent’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to

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Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of the Credit Parties’ premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of the Credit Parties’ premises without cost to Agent or any Lender. At Agent’s request, the Credit Parties shall, at the Credit Parties’ expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and the Credit Parties. Each of the Credit Parties recognizes that if any Credit Party fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (a) describe Agent and the Credit Parties, (b) describe the Collateral that is the subject of the intended disposition, (c) state the method of the intended disposition, (d) state that the Credit Parties are entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (e) state the time and place of any public disposition or the time after which any private sale is to be made. Agent and Lenders may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and have no obligation to provide any warranties at such time. Any Proceeds of any disposition by Agent and Lenders of any of the Collateral may be applied by Agent and Lenders to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

ARTICLE 17

CONDITIONS PRECEDENT.

17.01    Conditions Precedent to Initial Loans. The obligation of Agent and Lenders to fund the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

(a) Leasehold and Similar Agreements. The Agent shall have received the landlord, mortgagee, warehouseman, consignment, processing or similar agreements satisfactory to the Agent in its sole discretion exercised in a good faith and commercially reasonably manner with respect to the Credit Parties’ Principal Office;

(b) Subordinated Loan Documentation. Agent shall have received final executed copies, certified as true and complete, of (i) all Subordinated Debt Documents, and (ii) the Subordination Agreements with respect to any Subordinated Debt;

(c) Pledge Agreements. Agent shall have received Pledge Agreements (i) of Holdings pledging all of the issued and outstanding capital stock of Addus Healthcare,

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(ii) of Addus Healthcare pledging all of the issued and outstanding capital stock of each of its Subsidiaries, in each case together with all original certificates evidencing such Equity Interests, and accompanying equity powers;

(d) Intellectual Property Security Agreements. Agent shall have received a security and pledge agreement with respect to intellectual property Collateral and any related documents with respect to intellectual property Collateral, in form and substance satisfactory to Agent in its sole discretion;

(e) Closing Document List. Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached as Schedule 17.01 to the Disclosure Statement (the “Closing Document List”) in each case in form and substance satisfactory to Agent (with such number of originals or copies as required by Agent) executed by the Credit Parties and other required Persons, as applicable;

(f) Other Items.

(i) Agent shall have received such financial statements, reports, certifications, and other operational information required to be delivered under this Agreement or otherwise required by Agent, including without limitation an initial Notice of Borrowing calculating the Borrowing Base;

(ii) All of the obligations of Credit Parties to Prior Lender as in effect immediately prior to the Closing Date will be performed and paid in full from the proceeds of the initial advances under the initial Loans on the Closing Date and all liens or security interests of any such Prior Lender on any property of any Credit Party in respect thereof will be terminated immediately upon such payment; and

(iii) Agent shall have received evidence satisfactory to it that the insurance policies required under Section 12.05 are in full force and effect, together with written evidence showing lender’s loss payable or additional insured clauses or endorsements in favor of Agent as required under such section;

(g) Material Adverse Effect. Since December 31, 2008, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Agent or Requisite Lenders in their reasonable discretion;

(h) Litigation. There exists no pending or threatened civil, equitable or criminal proceeding, litigation, action, suit, claim, investigation (governmental or judicial or otherwise), dispute, indictment or prosecution, pleading, demand or the imposition of any fine or penalty or similar matter against any Credit Party or any of their respective Affiliates or respective assets in any court or administrative forum that (i) is not covered by insurance and (ii) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

(i) Filings, Registrations and Recordings. Agent shall have received each document (including any UCC-1 financing statements) required by the Loan Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in

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favor of the Agent, for its benefit and the benefit of the other Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), which shall be in proper form for filing, registration or recordation.

(j) Capitalization. There shall have been no material change to (i) the form of Amended and Restated Certificate of Incorporation of Holdings (assuming the same provides for 50,000,000 authorized shares, consisting of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock) or the Amended and Restated By-laws of Holdings attached as exhibits to the Registration Statement on Form S-1 of Holdings on file immediately prior to the date hereof (the “Registration Statement”); (ii) the capitalization table set forth in the Registration Statement (other than any changes that result from a change in the $12 offering price per share contemplated by the Registration Statement); and (iii) the draft form of Dividend Notes made by Holdings in favor of Eos Capital Partners III, L.P. and Eos Partners SBIC III, L.P. presented to Agent immediately prior to the date hereof in each case without the prior consent of the Agent.

(k) Other Due Diligence. Agent shall have received from the Credit Parties any other information or materials available as reasonably requested by Agent.

(1) Fees and Expenses. Agent shall have received payment in full of all fees and expenses payable to it by Borrowers in connection herewith, on or before disbursement of the initial Loans hereunder;

(m) Excess Availability. Agent shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Revolving Loans requested to be made on the date hereof, (B) the issuance of the initial Letter of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Borrowers of Agent for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Borrowers have Excess Availability of not less than Four Million Dollars ($4,000,000.00); and

(n) Other Agreements. The Credit Parties shall have executed and delivered to Agent all such other documents, instruments and agreements which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

17.02    Conditions Precedent to All Loans. The obligation of Agent and Lenders to fund any Loan, and to issue or cause to be issued each initial Letter of Credit, is subject to satisfaction or waiver on or before any such funding or issuance of the following conditions precedent:

(a) In the case of a Revolving Loan, receipt by Agent of a Notice of Borrowing in the form of Exhibit E hereto (the “Notice of Borrowing”) signed by the Chief Financial Officer or Vice President of Finance on behalf of the Borrowers, together with a calculation of the Borrowing Base;

(b) All representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty

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shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of the making of each extension of credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been so true and correct on and as of such earlier date); and

(c) No Event of Default and no Default, shall exist or have occurred and be continuing on and as of the date of, and after giving effect to, the making of such Loan or issuance of such Letter of Credit.

The request and acceptance by a Borrower of the proceeds of any Loan and issuance of each Letter of Credit shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by each Credit Party that the conditions in this Section 17.02 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens and security interests, on behalf of Agent and Lenders.

ARTICLE 18

AGENT.

18.01    Appointment of Agent.

(a) Each Lender hereby designates Fifth Third as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

(b) The provisions of this Article 18 are solely for the benefit of Agent and Lenders, and neither any Credit Party nor any other Obligor shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

18.02    Nature of Duties of Agent. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement and the Other Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the Other Agreements a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Other Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the Other Agreements except as expressly set forth herein.

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18.03    Lack of Reliance on Agent.

(a) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(b) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Other Agreements or any notes or the financial or other condition of any Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Other Agreements, or the financial condition of any Obligor, or the existence or possible existence of any Event of Default.

18.04    Certain Rights of Agent. Agent shall have the right to request instructions from Requisite Lenders or all Lenders, as applicable, pursuant to this Agreement, by notice to each Lender. If Agent shall request instructions from Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of Requisite Lenders or all Lenders, as applicable.

18.05    Reliance by Agent. Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any of the Other Agreements or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, electronic mail or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with its own legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

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18.06    Indemnification of Agent. To the extent Agent is not promptly reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Requisite Lenders or all Lenders, as applicable, until such additional indemnification is provided. The obligations of Lenders under this Section 18.03(f) shall survive the payment in full of the Liabilities and the termination of this Agreement.

18.07    Agent in its Individual Capacity. With respect to the Loans made by Agent pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders,” “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisor or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and Agent may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

18.08    Holders of Notes. Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

18.09    Successor Agent.

(a) Agent may, upon five (5) Business Days’ notice to Lenders and Borrower Representative, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 18.09(a) by giving written notice thereof to Lenders and Borrower Representative. Upon any such resignation, Requisite Lenders shall have the right, upon five (5) days’ notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution that maintains an office in the United States, or a

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commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00).

(b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

18.10    Collateral Matters.

(a) Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to this Agreement and the Other Agreements.

(b) Agent will not, without the verbal consent of all Lenders, which consent shall (i) be confirmed promptly thereafter in writing and (ii) not be unreasonably withheld or delayed, execute any release of Agent’s security interest in any Collateral except for releases relating to dispositions of Collateral (A) permitted by this Agreement and (B) in connection with the repayment in full of all of the Liabilities by the Credit Parties and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided that with the consent of Requisite Lenders, Agent may release its Liens on Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or series of related transactions, not to exceed twenty percent (20%) of the book value of all Collateral in any Fiscal Year. Agent shall not be required to execute any such release on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale or transfer.

(c) Lenders hereby agree that the Lien granted to Agent in any property sold or disposed of in accordance with the provisions of the Agreement shall be automatically released; provided, however, that Agent’s Lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.

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(d) To the extent, pursuant to the provisions of this Section 18.10(d), Agent’s execution of a release is required to release its Lien upon any sale and transfer of Collateral which is consented to in writing by Requisite Lenders or all Lenders, as applicable, and upon at least five (5) business days’ prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

(e) Agent shall not have any obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by the Credit Parties or any other Obligor or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Article 18 or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

(f) In the event that any Lender receives any Proceeds of any Collateral by setoff, exercise of any banker’s Lien or otherwise, in an amount in excess of such Lender’s Pro Rata Share of such Proceeds, such Lender shall purchase for cash (and other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Liabilities as would be necessary to cause all Lenders to share the amount so set off or otherwise received with each other Lender in accordance with their respective Pro Rata Shares. No Lender shall exercise any right of set off or banker’s lien without the prior written consent of Agent.

18.11    Actions with Respect to Defaults. In addition to Agent’s right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by Requisite Lenders or all Lenders, as applicable, under this Agreement; provided that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders. No Lender shall have any right individually to enforce or seek to enforce this Agreement or any Other Agreement or to realize upon any Collateral, unless instructed to do so by Agent.

18.12    Delivery of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Credit Party or any other Obligor, Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (a) as specifically provided in this Agreement or any Other Agreement and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

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18.13    Demand. Subject to the terms of this Agreement, Agent shall make demand for repayment by Borrowers and/or the Credit Parties of all Liabilities owing by Borrowers and/or the Credit Parties hereunder, after the occurrence and during the continuance of an Event of Default, upon the written request of Requisite Lenders. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders. Nothing contained herein shall limit the discretion of Agent to make or not make Loans, or to exercise any other discretion granted to Agent in this Agreement.

18.14    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default, except with respect to Events of Default arising as a result of a Borrower’s failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, unless Agent shall have received written notice from a Lender or a Credit Party describing such Event of Default or Default, and which identifies such event as a “notice of default”. Upon receipt of any such notice, Agent will notify each Lender of such receipt or event.

ARTICLE 19

MISCELLANEOUS.

19.01    Settlements, Distributions and Apportionment of Payments. On a weekly basis (or more frequently if requested by Agent (a “Settlement Date”) Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day immediately preceding the Settlement Date (the “Pre-Settlement Determination Date”) and the current balance of the Loans funded by each Lender (whether made directly by such Lender to Borrowers or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to Borrowers). If such statement discloses that such Lender’s current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender’s Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender’s instructions, and if such statement discloses that such Lender’s current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender’s Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent’s instructions. In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

(a) Within two (2) Business Days of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances as provided in Section 2.01(a), so that Agent shall receive interest on the Disproportion Advances and each Lender shall receive interest only on the amount of funds actually advanced by such Lender;

(b) Within two (2) Business Days of receipt thereof by Agent, payments to be applied to the Letter of Credit fee set as provided in Section 3.01 hereof shall be paid to each Lender in proportion to its Pro Rata Share;

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(c) Within two (2) Business Days of receipt thereof by Agent, payments to be applied to the unused line fee set forth in Section 4.03(b) hereof shall be paid to each Lender in proportion to its Pro Rata Share; and

(d) Within one two (2) Business Days of receipt thereof by Agent, payments to be applied to the prepayment fee set forth in Section 10 hereof shall be paid to each Lender in proportion to its Pro Rata Share.

Notwithstanding the foregoing, Agent shall not be obligated to transfer to any Defaulting Lender any payment made by Borrowers to Agent, nor shall such Defaulting Lender be entitled to share any interest, fees or other payment hereunder, until payment is made by such Defaulting Lender to Agent as required in this Agreement.

19.02    Joint and Several Liability.

(a) Each Borrower shall be jointly and severally liable for all of the Liabilities of Borrowers under this Agreement, regardless of which of the Borrowers actually receives the proceeds or other benefits of the Loans or other extensions of credit hereunder or the manner in which Borrowers, Agent or any Lender accounts therefor in their respective books and records.

(b) Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrowers because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Loans and other credit extensions under this Agreement and the Other Agreements which would not have been available to a Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated hereunder, with the credit support of the other Borrowers as contemplated by this Agreement and the Other Agreements.

(c) Each of the Agent and the Lenders have advised Borrowers that it is unwilling to enter into this Agreement and the Other Agreements and make available the credit facilities extended hereby or thereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Liabilities of each other Borrower under this Agreement and the Other Agreements. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith (i) because of the desirability to each Borrower of the credit facilities hereunder and the interest rates and the modes of borrowing available hereunder and thereunder, (ii) because each Borrower may engage in transactions jointly with other Borrowers and (iii) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities contemplated hereunder would not be made available on the terms herein in the absence of the collective credit of all the Borrowers, and the joint and several liability of all the Borrowers. Accordingly, each Borrower acknowledges that the benefit of the accommodations made under this Agreement to all Borrowers, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Borrower.

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(d) Each Borrower has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the Other Agreements (including, without limitation, the inter-Borrower arrangement set forth in this Section) will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its property at a fair valuation, that such Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Borrower from the access to funds under this Agreement (including, without limitation, the inter-Borrower arrangement set forth in this Section) is reasonably equivalent to the obligations undertaken pursuant hereto.

(e) The Borrower Representative (on behalf of each Borrower) shall maintain records specifying (i) all Liabilities incurred by each Borrower, (ii) the date of such incurrence, (iii) the date and amount of any payments made in respect of such Liabilities and (iv) all inter-Borrower obligations pursuant to this Section. The Borrower Representative shall make copies of such records available to the Agent, upon request.

(f) To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the Other Agreements invalid or unenforceable, such Person’s obligations hereunder and under the Other Agreements shall be limited to the maximum amount which does not result in such invalidity or unenforceability; provided, however, that each Borrower’s obligations hereunder and under the Other Agreements shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section were not a part of this Agreement.

(g) To the extent that any Borrower shall make a payment under this Section of all or any of the Liabilities (a “Joint Liability Payment”) which, taking into account all other Joint Liability Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Liabilities satisfied by such Joint Liability Payments in the same proportion that such Person’s “Allocable Amount” (as defined below) (as determined immediately prior to such Joint Liability Payments) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Joint Liability Payments, then, following indefeasible payment in full in cash of the Liabilities and termination of the Revolving Loan Commitment, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Joint Liability Payments. As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section without rendering such claim voidable or avoidable under §548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(h) Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Liabilities, and of all

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other circumstances bearing upon the risk of nonpayment by such other Borrower of their Liabilities, and each Borrower agrees that neither Agent nor any Lender shall have any duty to advise such Borrower of information known to Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Borrower or any other Person on any subsequent occasion.

(i) Agent is hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (A) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Liabilities incurred by any Borrower or other Obligor, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower or other Obligor and delivered to Agent or any Lender subject to Section 19.04 of this Agreement; (B) accept partial payments on any Liability incurred by any Borrower; (C) take and hold security or collateral for the payment of any Liability incurred by any Borrower hereunder or for the payment of any guaranties of any Liability incurred by any Borrower or other liabilities of any Borrower and exchange, enforce, waive and release any such security or collateral; (D) apply such security or collateral and direct the order or manner of sale thereof as Agent, in its sole respective discretion, may determine while an Event of Default exists; and (E) settle, release, compromise, collect or otherwise liquidate any Liability incurred by any Borrower and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Borrower. Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on each Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any Liability incurred by any Borrower as Agent shall determine in its respective sole discretion without affecting the validity or enforceability of the Liabilities of the other Borrowers.

(j) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Liability incurred by Borrower from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing a Liability incurred by Borrower, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for a Liability incurred by any Borrower; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against any Borrower or other Obligor, Agent’s or any Lender’s election in any such proceeding of the application of §1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession under §364 of the Bankruptcy Code; (vi) the disallowance, under §502 of the Bankruptcy Code, of all or any portion of Agent’s or any Lender’s claim(s) for repayment of any of a Liability incurred by any Borrower; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

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(k) Any notice given by Borrower Representative hereunder shall constitute and be deemed to be notice given by all Borrowers, jointly and severally. Notice given by Agent or any Lender to Borrower Representative hereunder or pursuant to any Other Agreements in accordance with the terms hereof or thereof shall constitute notice to all Borrowers. The knowledge of any Borrower shall be imputed to all Borrowers and any consent by Borrower Representative or any Borrower shall constitute the consent of and shall bind all Borrowers.

(1) This Section is intended only to define the relative rights of Borrowers and nothing set forth in this Section is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any Other Agreement. Nothing contained in this Section shall limit the liability of any Borrower to pay the credit facilities made directly or indirectly to such Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(m) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing. The rights of any indemnifying Borrower against the other Borrowers under this Section shall be exercisable upon the full and indefeasible payment of the Liabilities and the termination of the Revolving Loan Commitment.

(n) No payment made by or for the account of a Borrower, including, without limitation, (A) a payment made by such Borrower on behalf of a Liability of another Borrower or (B) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of property of such other Borrower and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

19.03    Assignability.

(a) No Credit Party shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

(b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrowers.

(c) Each Lender may, with the consent of Agent, which consent shall not be unreasonably withheld, but without the consent of any other Lender or Credit Party, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Other Agreements; provided that (i) in the event that Fifth Third holds less than 51% of the outstanding Revolving Loan Commitment, the consent of Borrower Representative will be required, if no Event of Default exists, for any such assignment by a Lender, (ii) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance Agreement in the form attached hereto as Exhibit C (the “Assignment and Acceptance”), and a

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processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee, and (iii) no such assignment shall be for less than Five Million and No/100 Dollars ($5,000,000.00) (or, if less, all of assignor’s remaining Loans). Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 19.06 of this Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the Other Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any other Obligor or the performance or observance by any Credit Party or any other Obligor of its obligations under this Agreement and the Other Agreements, (iii) such assignee confirms that it has received a copy of this Agreement and the Other Agreements, together with copies of the financial statements referred to in Article 9 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e) Agent shall maintain (acting solely for this purpose as an agent of the Borrowers) at its address referred to in Section 19.07 of the Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitment of, and principal and any stated interest amount of the Loans owing to, each Lender from time to time (collectively, the “Register”). No assignment of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until the Agent shall have recorded the assignment in the Register, and the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes

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of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Credit Parties, Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Each Borrower hereby designates Agent to serve as such Borrower’s agent solely for purposes of maintaining the Register as provided in this Section, and each Borrower hereby agrees that the entity serving as Registrar and its Affiliates, and their respective officers, directors, employees and Agent shall constitute Indemnitees under Section 19.04. At the request of the registered Lender, the Registrar shall note a collateral assignment of a Loan on the Register and, provided that the Registrar has been given the name and address of such collateral assignee, the Registrar (i) shall not permit any further transfers of the Loan on the Register absent receipt of written consent to such transfers from such collateral assignee and (ii) shall record the transfer of the Loan on the Register to such collateral assignee (or such collateral assignee’s designee, nominee or assignee) upon written request by such collateral assignee.

(f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower Representative if such Assignment and Acceptance is to a Person that is not a Lender or an Affiliate of a Lender. Within five (5) Business Days after its receipt of such notice, each of the Borrowers shall execute and deliver to Agent, in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in amounts equal to such assignee’s commitments and outstanding Loans hereunder and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the remaining commitments and outstanding loans hereunder of such assigning Lender under the terms of this Agreement. Such new promissory note or notes shall re-evidence the indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

(g) Each Lender may sell participations (without the consent of Agent, any Credit Party or any other Lender) to one or more parties (each a “Loan Participant”), in or to all (or a portion) of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Credit Parties, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and no Loan Participant shall have any right to exercise any remedies or right to vote in respect of any matters hereunder and (iv) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement.

(h) Each Credit Party hereby consents to the pledge or collateral assignment and grant of a security interest by any Lender in connection with its own financing, including all rights, benefits, warranties, representations, covenants, indemnities and remedies, and all

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proceeds of the foregoing, contained in this Agreement and any of the Other Agreements, provided that no such pledge or assignments shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Credit Parties.

(j) Each Credit Party agrees to provide commercially reasonable best efforts to assist any Lender in assigning, pledging or selling participations in all or any part of any Loans made by such Lender, to another Person identified by such Lender.

19.04    Amendments, Etc.

(a) No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Credit Parties a party thereto, the Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall: (i) extend or increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal of, or interest on, any Loans (other than as expressly permitted herein) or any fees hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, any Loan or any fees hereunder, without the written consent of each Lender directly affected thereby, (iv) amend or waive this Section 19.04, change the Pro Rata Shares of Lenders, change the definition of Requisite Lenders or any minimum requirement necessary for all Lenders or Requisite Lenders to take any action hereunder, in each case, without the written consent of all Lenders, or (v) except in connection with the financing, refinancing, sale or other disposition of any asset of any Credit Party permitted under this Agreement (or to the extent Requisite Lender approval only is required with any such release pursuant to Section 18.10, release or subordinate any Liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral, without the written consent of all Lenders. Notwithstanding any of the foregoing to the contrary, (x) for purposes of voting or consenting to matters with respect to this Agreement and the Other Agreements, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender’s Revolving Loan Commitment and Loans shall each be deemed to be $0 until such Defaulting Lender makes the payments required in this Agreement, and (y) the consent of Agent shall be required for any amendment, modification, consent or waiver that affects the rights or duties of Agent under this Agreement or the Other Agreements.

(b) In the event that any consent, waiver or amendment requiring the agreement of all Lenders as set forth above is agreed to by the Requisite Lenders, but not all Lenders, Agent may, in its sole discretion, cause any non-consenting Lender to assign its rights and obligations under this Agreement and the Other Agreements to one or more new Lenders or existing Lenders in the manner and according to the terms set forth in Section 19.03 of this Agreement; provided that (i) no Lender may be required to assign its rights and obligations to a new Lender because such Lender is unwilling to increase its own loan commitments, (ii) such

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new Lender must be willing to consent to the proposed amendment, waiver or consent and (iii) in connection with such assignment the new Lender pays the assigning Lender an amount equal to the Liabilities owing to such assigning Lender, including all principal, accrued and unpaid interest and accrued and an unpaid fees to the date of assignment. Such assignment shall occur within thirty (30) days of notice by Agent to such non-consenting Lender of Agent’s intent to cause such non-consenting Lender to assign its interests hereunder.

(c) Agent may, in its sole discretion, elect to replace (x) a Defaulting Lender or (y) an Increased-Cost Lender, in each case, other than Agent, as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is satisfactory to the Agent shall agree, as of such date, to purchase for cash the Loans and other Liabilities due to the Defaulting Lender or Increased-Cost Lender, as applicable, and become a Lender for all purposes under this Agreement and to assume all obligations of the Defaulting Lender or Increased-Cost Lender, as applicable, to be terminated as of such date and to comply with the requirements of Section 19.03 applicable to assignments, and (ii) the Borrowers shall pay to such Defaulting Lender or Increased-Cost Lender, as applicable, in same day funds on the day of such replacement all principal and all interest, fees and other amounts then accrued but unpaid to such Defaulting Lender or Increased-Cost Lender, as applicable, by the Borrowers hereunder to and including the date of termination.

19.05    Nonliability of Agent and Lenders. The relationship between the Credit Parties, Agent and Lenders shall be solely that of obligor and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to the Credit Parties. Neither Agent nor any Lender undertakes any responsibility to the Credit Parties to review or inform the Credit Parties of any matter in connection with any phase of any Credit Party’s business or operations.

19.06    Releases; Indemnification.

(a) To the fullest extent permitted by applicable law, in consideration of Agent and Lenders entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which each Credit Party hereby acknowledges, each Credit Party, on its own behalf and on behalf of its successors (including, without limitation, any receiver or trustee acting on behalf of such Credit Party and any debtor-in-possession with respect to such Credit Party), assigns, subsidiaries and Affiliates (collectively, the “Releasors”), hereby forever release, discharges and acquits Agent and Lenders and their parents, subsidiaries, shareholders, Affiliates, partners, trustees, officers, employees, directors, agents and attorneys and their respective successors, heirs and assigns (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity), indebtedness and obligations (collectively, “Claims”) of every type, kind, nature, description or character, including, without limitation, any so-called “lender liability” claims or defenses, and irrespective of how, why or by reason of what facts, whether such Claims have heretofore arisen, are now existing or hereafter arise, or which could, might or be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, each as though fully set forth herein at length, which may in any way arise out of, are connected with or in any way relate to actions or omissions which occurred prior to the date hereof with respect to any Credit Party, this Agreement, the Liabilities, any Collateral, any Other Agreement and any

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third parties liable in whole or in part for the Liabilities except to the extent any Claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of a Releasee. The provisions of this Section 19.06(a) shall survive and continue in full force and effect whether or not Credit Parties shall satisfy all other provisions of this Agreement or the Other Agreements, including payment in full of the Liabilities.

(b) Each Credit Party agrees to defend (with counsel reasonably satisfactory to Agent), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto but excluding any lost profits), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Credit Party shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Liabilities of Borrowers and be secured by the Collateral. The provisions of this Section 19.06(b) shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

19.07    Notice. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Agent shall be sent to it at 222 S. Riverside Plaza, 30th Floor, Chicago, Illinois 60606, attention: Michael E. May, facsimile number: (312) 704-4127, in the case of a Lender shall be sent to it at the address set forth below its name on the signature page hereto or in the Assignment and Acceptance and in the case of any Credit Party shall be sent to it care of the Borrower Representative at the Borrower Representative’s principal place of business set forth on Schedule 11.02 to the Disclosure Statement or as otherwise directed by Borrower Representative in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

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19.08    Choice of Governing Law; Construction; Forum Selection.

(a) This Agreement and the Other Agreements are submitted by the Credit Parties to Agent and Lenders for their acceptance or rejection at Agent’s principal place of business as an offer by Borrowers to borrow monies from Agent and Lenders now and from time to time hereafter and shall not be binding upon Agent or any Lender or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS (OTHER THAN THOSE CONTAINING AN EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

(b) To induce Agent and Lenders to accept this Agreement, each Credit Party irrevocably agrees that, subject to Agent’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH CREDIT PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH CREDIT PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. EACH CREDIT PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH CREDIT PARTY BY AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

19.09    Headings of Subdivisions. The headings of subdivisions in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Agreement.

19.10    Power of Attorney. Each Credit Party acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

19.11    Confidentiality. Each Credit Party, Agent and each Lender hereby agree and acknowledge that any and all information relating to the Credit Parties which is (i) furnished

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by or on behalf of such Credit Party to Agent or any Lender (or to any affiliate of Agent or any Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent and such Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Credit Party may be distributed by such party to (w) such party’s directors, managers, officers, employees, attorneys, affiliates, assignees, participants, auditors, and agents (provided that such directors, managers, officers, employees, attorneys, affiliates, assignees, participants, auditors and agents agree to keep such information confidential on the terms set forth in this Section 19.11), (x) regulators (upon written notice to the Borrower Representative to the extent practicable and not prohibited by law or court order, so that the Credit Parties may contest such disclosure or seek confidential treatment thereof), (y) the Agent and any other Lender and (z) any other party, upon the order of a court or other governmental agency having jurisdiction over Agent or such Lender or such affiliate (upon written notice to the Borrower Representative to the extent practicable and not prohibited by law or court order, so that the Credit Parties may contest such disclosure or seek confidential treatment thereof). In addition, such information and other credit information may be distributed by Agent or any Lender to potential participants or assignees of any portion of the Liabilities, provided that, such potential participants or assignees agree to keep such information confidential on the terms set forth in this Section 19.11. Each Credit Party, Agent and each Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Borrower hereby consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

19.12    Brokerage Fees. Each Credit Party represents and warrants to Agent and Lenders that, with respect to the financing transaction contemplated herein, no Person is entitled to any brokerage fee or other commission and each Credit Party agrees to indemnify and hold Agent and Lenders harmless against any and all such claims.

19.13    Limitation of Actions. Each Credit Party agrees that any claim or cause of action by any Credit Party against Agent or any Lender, or any of Agent’s or any Lender’s directors, officers, employees, Agent, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by Agent or any Lender, or by Agent’s or any Lender’s directors, officers, employees, Agent, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by such Credit Party by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of an Agent or a Lender, as applicable, or any other Person authorized to accept service of process on behalf of Agent or such Lender, within thirty (30) days thereafter. Each Credit Party agrees that such one-year period of time is a reasonable and sufficient time for such Credit Party to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of Agent and Lenders. This provision shall survive any termination of this Agreement or any other agreement.

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19.14    Liability. No party hereto shall be liable to any other party hereto for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Liabilities or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if such Person has been advised of the possibility of such damages. None of Agent, any Lender or Affiliate of Agent or any Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the any Credit Party through such Person’s ordinary negligence.

19.15    Counterparts. This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

19.16    Electronic Submissions.

(a) Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Agent in “Approved Electronic Form” (as hereafter defined). For purposes hereof “Electronic Form” means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Agent, and “Approved Electronic Form” means an Electronic Form that has been approved in writing by Agent (which approval has not been revoked or modified by Agent) and sent to Borrower Representative. Any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

(b) If any Electronic Form is returned to the sender as undeliverable, the material included in such Electronic Form must be delivered to the loan officer of Agent in writing within the time required by the Loan Agreement. The Credit Parties agree to maintain in their files the original versions of all certificates, collateral reports and other materials delivered to Agent by means of an Electronic Form and agree to furnish to Agent such original versions within five (5) Business Days after Agent’s request (or such earlier time required by this Agreement), signed and certified (to the extent required hereunder) by an authorized officer of a Borrower or other Person required by this Agreement. Neither Agent or any Lender shall have any liability to any Credit Party or any other Person for any loss or damage suffered by any Credit Party or any other Person as a result of Agent’s or any Lender’s honoring of any request for a Loan or other credit or reliance on any reports or other submission communicated to it in any Electronic Form and purportedly sent by any Credit Party, and neither Agent or any Lender shall have any duty to verify the origin of any such communication or the authority of the Person sending it.

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19.17    Waiver of Jury Trial; Other Waivers.

(a) EACH CREDIT PARTY, AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL OR, ANY ALLEGED TORTIOUS CONDUCT BY SUCH CREDIT PARTY, AGENT OR SUCH LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG ANY CREDIT PARTY, AGENT AND LENDERS. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b) Each Credit Party hereby waives demand, presentment, protest and notice of nonpayment and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Each Credit Party hereby waives the benefit of any law that would otherwise restrict or limit Agent or any Lender or any affiliate of Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Agent or any Lender or such affiliate of Agent or any Lender to any Credit Party, including, without limitation any Deposit Account at Agent or any Lender or such affiliate.

(d) EACH CREDIT PARTY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT AND LENDERS OF THEIR RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH CREDIT PARTY WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

(e) Agent’s and/or any Lender’s failure, at any time or times hereafter, to require strict performance by any Credit Party of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and/or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent, Requisite Lenders or all Lenders, as required herein, and directed to Credit Parties specifying such suspension or waiver.

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19.18    Appointment of Borrower Representative.

(a) Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of such Borrower pursuant to this Agreement and the Other Agreements) from Lenders in the name or on behalf of each such Borrower. Agent may disburse such proceeds to the bank account of Borrower Representative (or any one or more of the Borrowers) without notice to any other Borrower or any other Obligor.

(b) Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to (i) receive statements of account and all other notices from Agent with respect to the Liabilities or otherwise under or in connection with this Agreement and the Other Agreements; (ii) execute and deliver Notices of Borrowing, Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Obligor under this Agreement or the Other Agreements; and (iii) otherwise act on behalf of such Obligor pursuant to this Agreement and the Other Agreements.

(c) Holdings hereby irrevocably appoints and constitutes Borrower Representative as its agent to provide instructions to Agent on the Closing Date as to the disbursement of funds received in connection with the IPO Transaction from its account held at Fifth Third.

(d) The authorizations contained in this Section 19.18 are coupled with an interest and shall be irrevocable, and Agent may rely on any notice, request, information supplied by Borrower Representative, every document executed by Borrower Representative, every agreement made by Borrower Representative or other action taken by Borrower Representative in respect of any Borrower or other Obligor as if the same were supplied, made or taken by such Borrower or Obligor. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Obligors to join in the execution of any writing in connection herewith shall not relieve any Borrower or other Obligor from obligations in respect of such writing.

(e) No purported termination of the appointment of Borrower Representative as agent shall be effective without the prior written consent of Agent.

19.19    Patriot Act. Each Lender that is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), and the Agent (for itself and not on behalf of any Lender), hereby notifies each Credit Party that, pursuant to the requirements of the Patriot Act, such Lender and Agent are required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.

[SIGNATURE PAGE FOLLOWS]

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Signature Page to Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

BORROWERS:	ADDUS HEALTHCARE, INC., an Illinois corporation

	By:	/s/ Mark Heaney
	Name:	MARK HEANEY
	Its:	PRESIDENT

ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

Signature Page to Loan and Security Agreement

BORROWERS:	ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

BENEFITS ASSURANCE CO., INC., a Delaware corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

FORT SMITH HOME HEALTH AGENCY, INC., an Arkansas corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

LITTLE ROCK HOME HEALTH AGENCY, INC., an Arkansas corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

Signature Page to Loan and Security Agreement

BORROWERS:	LOWELL HOME HEALTH AGENCY, INC., an Arkansas corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

PHC ACQUISITION CORPORATION, a California corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation

	By:	/s/ Francis J. Leonard
	Name:	FRANCIS J. LEONARD
	Its:	SECRETARY

GUARANTOR:	ADDUS HOMECARE CORPORATION, a Delaware corporation

	By:	/s/ Mark Heaney
	Name:	MARK HEANEY
	Its:	PRESIDENT

Signature Page to Loan and Security Agreement

AGENT and LENDER:	FIFTH THIRD BANK, an Ohio banking corporation, as Agent and a Lender

	By:	/s/ Michael E. May
Michael E. May
Vice President

Address for Notices:

222 S. Riverside Plaza, 30th Floor Chicago, Illinois 60606 Attention: Michael E. May Fax Number: (312) 704-4127

Revolving Loan
Commitment: $50,000,000.00

ANNEX I – DEFINED TERMS

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Person (a) acquires any going business or all or substantially all of the assets of any other Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of any other Person which has ordinary voting power for the election of directors or other similar management personnel of such other Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of all outstanding Equity Interests of any other Person.

“Acquisition Diligence Deliveries” shall mean, with respect to any Target, a due diligence package including the following materials, each in form and substance reasonably satisfactory to Agent: (A) copies of the Target’s two most recent annual income statements and balance sheets, together with the audit opinions thereon, if any, of the Target’s independent accountants, together with available interim financial statements, (B) if available, any asset or business appraisals, (C) a general description of the business to be acquired, (D) a general description of the competitive position of the business to be acquired within its industry, (E) a summary of pending and known threatened litigation adversely affecting the business or assets to be acquired, (F) a description of the method of financing such Acquisition, including sources and uses, (G) a listing of locations of all personal and real property to be acquired, (H) a description of any change in management of the Credit Parties and their Subsidiaries, after giving effect to such Acquisition, (I) all material agreements to be assumed or acquired, (J) if the Target owns or leases, or if the assets to be acquired includes, any real property or if otherwise requested by Agent, environmental reports and related information regarding any such property owned, leased or otherwise used (other than leased property used solely as office space), (K) draft copies of all proposed Acquisition Documents and all related transaction documents for such Acquisition, together with all schedules thereto (followed by updated drafts as the same are generated and fully executed copies thereof within five (5) Business Days after the closing of such Acquisition), (L) a pro forma consolidated and consolidating balance sheet, income statement and cash flow statement of the Credit Parties and their Subsidiaries (the “Acquisition Pro Forma”), based on most recently available financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of the Credit Parties and their Subsidiaries in accordance with GAAP consistently applied, but taking into account such Acquisition, the funding of all Loans and the incurrence or assumption of all other Indebtedness and repayment of Indebtedness in connection therewith, and (M) a copy of all other business and financial information reasonably requested by the Agent.

“Acquisition Documents” shall mean all agreements, instruments and documents executed and/or delivered in connection with any Acquisition.

“Addus FEA” shall mean Addus FEA, Inc., an Illinois corporation.

“Addus Healthcare” shall have the meaning set forth in the preamble to this Agreement. For the avoidance of doubt, Addus Healthcare owns and controls one hundred percent (100%) of

Annex I – Page 1

the outstanding capital stock of Addus FEA, Addus Idaho, Addus Indiana, Addus Nevada, Addus New Jersey, Addus North Carolina, Benefits Assurance, Fort Smith, Lowell, Little Rock, PHC Acquisition and Professional Reliable.

“Addus Idaho” shall have the meaning set forth in the preamble to this Agreement.

“Addus Indiana” shall have the meaning set forth in the preamble to this Agreement.

“Addus Nevada” shall have the meaning set forth in the preamble to this Agreement.

“Addus New Jersey” shall have the meaning set forth in the preamble to this Agreement.

“Addus North Carolina” shall have the meaning set forth in the preamble to this Agreement.

“Adjusted EBITDA” shall mean, with respect to any period, the Credit Parties’ and their Subsidiaries’ consolidated net income (or loss) for such period determined on a consolidated basis in accordance with GAAP (excluding any gains or losses on the sales of assets (other than the sale of Inventory in the ordinary course of business) and excluding other extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus management fee payments (if any), plus or minus any other non-cash charges or gains which have been subtracted or added in calculating consolidated net income for such period, plus or minus losses or gains from discontinued operations, plus fees, costs and expenses incurred in connection with entering into this Agreement and the IPO Transaction in an aggregate amount not to exceed $15,000,000, plus non-cash impairment charges, plus due diligence costs and expenses related to closed Acquisitions permitted under this Agreement, plus or minus adjustments to contingent consideration recognized in connection with Acquisitions permitted under this Agreement, plus stock-based compensation expense recognized on the issuance of stock-based incentives issued to directors and employees, for such period, all on a consolidated basis, to the extent such costs are deemed an expense per GAAP and therefore impact net income in such periods.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the Equity Interests (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Agent nor any Lender shall be deemed an Affiliate of any Credit Party.

“Agent” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Allocable Amount” shall have the meaning set forth in Section 19.02.

Annex I – Page 2

“Applicable Advance Multiple” shall mean (i) from the Closing Date through December 31, 2009, 2.75 to 1.0 and (ii) for each date of determination thereafter, the maximum permitted ratio of Senior Indebtedness to Adjusted EBITDA, expressed as the quotient of such ratio, for the most recently specified test date set forth in Section 14.02 as of or prior to such date of determination; provided that, in no event shall the Applicable Advance Multiple exceed 2.75 to 1.0.

“Assignment and Acceptance” shall have the meaning set forth in Section 19.03(c) hereof.

“Audits” shall have the meaning set forth in Section 12.04.

“Authorized Accounting Officer” shall mean, as applied to any Person, any individual holding the position of chief financial officer, chief accounting officer, treasurer or vice president of finance.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as in effect from time to time, and any successor statute thereto.

“Benefits Assurance” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Representative” shall mean Addus Healthcare.

“Borrowers” shall have the meaning set forth in the preamble to this Agreement.

“Borrowing Base” shall mean, as of any date of calculation, (i) the product of (a) Adjusted EBITDA multiplied by (b) the Applicable Advance Multiple as of such date, minus (ii) outstanding Senior Indebtedness (other than the sum of the outstanding Revolving Loans and Letter of Credit Obligations). For purposes of calculating the Borrowing Base as of any date of calculation, Adjusted EBITDA shall be calculated for the twelve (12) month period ending on the date most recently ended for which financial statements described in Section 9.03(a) of the Credit Parties and their Subsidiaries on a consolidated basis were delivered to Agent. Reserves shall be withheld from the Borrowing Base calculation in an amount equal to the principal amount of the Seller Notes outstanding as of the Closing Date, commencing on that date which is forty-five (45) days after the Closing Date and continuing so long as such Seller Notes remain outstanding and unpaid, until the date that the Borrower Representative delivers to Agent a Subordination Agreement executed on behalf of the holders of such Seller Notes in favor of Agent, on substantially the same form of subordination agreement to which such holders are a party as of the Closing Date, or such other Subordination Agreement or modifications thereto as may be acceptable to Agent in its sole discretion, exercised in a good faith and commercially reasonably manner.

“Business Day” shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

Annex I – Page 3

“Capital Adequacy Charge” shall have the meaning set forth in Section 4.06(d) hereof.

“Capital Adequacy Demand” shall have the meaning set forth in Section 4.06(d) hereof.

“Capital Expenditures” shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Credit Parties and their Subsidiaries during such period that are required by GAAP, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts on the balance sheet of Credit Parties and their Subsidiaries.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, recorded as a “capital lease” on the balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” shall mean, as to any Person, indebtedness represented by obligations under a Capital Lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market, mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including, without limitation, (i) all federal statutes (whether set forth in 38 U.S.C.. §§ 1701 et seq. or elsewhere) affecting such program or, to the extent applicable to TRICARE, and (ii) all rules, regulations (including 38 C.F.R. § 1701 et seq.),

Annex I – Page 4

manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Claims” shall have the meaning set forth in Section 19.06(a) hereof.

“Closing Date” shall mean November 2, 2009.

“Closing Document List” shall have the meaning set forth in Section 17.01 hereof.

“CMS” means the Department of Health and Human Services Centers for Medicare & Medicaid Services or any successor thereto.

“Collateral” shall mean all of the property of each Credit Party described in Article 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

“Compliance Certificate” shall have the meaning set forth in Section 9.03 hereof.

“consolidated basis” shall mean, with respect to any Person, such Person and each of its Subsidiaries including, without limitation, Addus Healthcare, Addus FEA, Addus Idaho, Addus Indiana, Addus Nevada, Addus New Jersey, Addus North Carolina, Benefits Assurance, Fort Smith, Little Rock, Lowell, PHC Acquisition and Professional Reliable with respect to Holdings, as determined in accordance with GAAP.

“Contingent Liability” shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Credit Party” shall mean each Borrower and each Guarantor a party to this Agreement. For the avoidance of doubt, Addus FEA is not a Credit Party under this Agreement.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Defaulting Lender” shall have the meaning set forth in Section 2.01 hereof.

Annex I – Page 5

“Disclosure Statement” shall mean that certain disclosure statement executed and delivered by the Credit Parties to the Agent as of the date hereof (as the same shall be modified and updated from time to time in accordance with the terms of this Agreement).

“Disproportionate Advance” shall have the meaning set forth in Section 2.01 hereof.

“Dividend Note” shall mean the 10% junior subordinated promissory notes between Holdings, and (i) Eos Capital Partners III, L.P. and (ii) Eos Partners SBIC III, L.P. in the approximate principal amounts of $10,049,929 and $2,885,795, respectively, subject to adjustment in connection with the IPO Transaction.

“Earnout Liabilities” shall mean Indebtedness consisting of “earnouts” and similar contingent payment obligations of any Credit Party (x) as of the Closing Date, consisting of the following: (a) Addus Idaho, pursuant to that certain Earn-Out Agreement dated as of April 1, 2008 by and among the various parties thereto, (b) Addus Nevada pursuant to that certain Earn-Out Agreement dated as of November 13, 2007 by and among the various parties thereto and (c) Addus Nevada pursuant to that certain Asset Purchase Agreement dated as of June 16, 2008 by and among Addus Nevada, as purchaser, New Life Personal Care LLC, as the company, and Juan Gomez, Flor Gomez-Cruz, Alberta Gomez-Cruz and Norma Gomez-Cruz, as the sellers, and (y) after the Closing Date issued in connection with any Acquisitions permitted under this Agreement and subordinated in right of payment to the Liabilities in a manner satisfactory to Agent, in its sole discretion exercised in a good faith and commercially reasonable manner.

“Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Credit Party’s business or facilities owned or operated by a Credit Party, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Eos Subordinated Debt” shall mean the Indebtedness represented by the Dividend Note.

“Equity Interests” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date of this Agreement, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“Event of Default” shall have the meaning specified in Article 15 hereof.

Annex I – Page 6

“Excess Availability” shall mean, as of any date of determination by Agent, the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans and Letter of Credit Obligations and (ii) the Borrowing Base less the sum of the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Fifth Third on such day on such transactions as determined by the Agent, in its sole discretion.

“Fee Letter” shall have the meaning set forth in Section 4.06(a) hereof.

“Fifth Third” shall mean Fifth Third Bank, an Ohio banking corporation, including its successors and assigns.

“Financial Officer” shall mean, as applied to any Person, any individual holding the office of Chairman (of the Board) (if an officer), Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, Treasurer or Vice President of Finance.

“Fiscal Year” shall mean each twelve (12) month accounting period of Credit Parties, which ends on December 31 of each year.

“Fixed Charges” shall mean, for any period, without duplication, scheduled or required (other than in connection with the Revolving Loans) payments of principal during the applicable period with respect to all Indebtedness of Credit Parties and their Subsidiaries, on a consolidated basis and any payment in connection with a permanent Revolving Loan Commitment reduction, plus scheduled or required payments of principal during the applicable period with respect to all Capital Lease Obligations of Credit Parties and their Subsidiaries, on a consolidated basis, plus scheduled cash payments of interest during the applicable period with respect to all Indebtedness of Credit Parties and their Subsidiaries, on a consolidated basis, and Capital Lease Obligations, on a consolidated basis, plus unfinanced Capital Expenditures of Credit Parties and their Subsidiaries, on a consolidated basis, during the applicable period. Notwithstanding the foregoing, in no event shall any of the following be deemed Fixed Charges: (a) repayment of the Indebtedness outstanding to the Prior Lender, (b) mandatory prepayments of the Dividend Note with proceeds from the IPO Transaction or any other new issue of shares through a public offering, (c) one-time payments pursuant to that certain Contingent Payment Agreement dated September 19, 2006 by and among Addus Holding corporation, Addus Acquisition Corporation, Addus Management Corporation, Addus Healthcare, W. Andrew Wright and the contingent payment recipients (as defined therein), and (d) payment of the Earnout Liabilities.

Annex I – Page 7

“Floating Rate” shall mean the LIBOR Rate for a one (1) month Interest Period adjusted daily and effective on the second full Business Day next preceding the first day of such Interest Period after each such day (or if such day is not a Business Day, the immediately preceding Business Day), based on the rate appearing on the applicable page or service at approximately 11:00 a.m. (London time), or otherwise determined in accordance with the definition of LIBOR Rate herein.

“Floating Rate Loans” shall mean the Loans bearing interest with reference to the Floating Rate.

“Fort Smith” shall have the meaning set forth in the preamble to this Agreement.

“Free Cash Flow” means, for any period, for the Credit Parties and their Subsidiaries on a consolidated basis, (a) Adjusted EBITDA, less (b) Capital Expenditures (other than Capital Expenditures financed with the proceeds of purchase money Indebtedness or Capital Leases to the extent permitted hereunder), less (c) income taxes and dividends paid in cash. Notwithstanding the foregoing, in no event shall the payment of one-time consent fees to Eos Capital Partners III, L.P. and Eos Partners SBIC III, L.P. in an aggregate amount not to exceed $1,500,000 and execution of the Dividend Note be deemed deductions from Adjusted EBITDA in the above calculation of Free Cash Flow.

“GAAP” shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied with prior periods.

“Government Contract” shall have the meaning set forth in Section 12.11.

“Governmental Authority” shall mean any federal, state, District of Columbia, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantors” shall mean each Person who now or hereafter guarantees payment or performance of the whole or any part of the Liabilities. As of the Closing Date, the sole Guarantor is Holdings.

“Guaranty Agreements” shall mean each guaranty hereafter executed by any Guarantor.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

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“Health Care Laws” means (i) all federal and state fraud and abuse laws, including, but not limited to, the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, and the regulations promulgated pursuant to such statutes; (ii) HIPAA; (iii) Medicare and the Medicare Regulations; (iv) Medicaid and the Medicaid Regulations; (v) TRICARE and the TRICARE regulations; (vi) CHAMPVA and the CHAMPVA regulations; (vii) the Clinical Laboratory Improvement Amendments of 1999 (42 U.S.C. §263a et seq.); (viii) quality, safety and accreditation standards and requirements of all applicable federal and state laws or regulatory bodies; (ix) licensure, registration and approval laws and regulations; (x) all laws and regulations governing billing for health care items and services; (xi) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance; and (xii) each of (i) through (xi) as may be amended from time to time thereto.

“Hedging Contract” shall mean foreign exchange contracts, currency swap agreements, futures contracts, commodities hedges, interest rate protection agreements, interest rate future agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, option agreements or any other similar hedging agreements or arrangements entered into by any Credit Party in the ordinary course of business and not for speculative purposes.

“Hedging Obligations” shall mean every obligation of a Person under any Hedging Contract.

“HHS” means the United States Department of Health and Human Services or any successor.

“HIPAA” means the privacy transactions and security provisions of the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated thereunder, as amended from time to time.

“Holdings” shall have the meaning set forth in the preamble to this Agreement. For the avoidance of doubt, Holdings owns and controls one hundred percent (100%) of the outstanding capital stock of Addus Healthcare.

“Increased-Cost Lender” shall mean any Lender that requests compensation pursuant to Sections 4.05(e) or 4.06(d) of this Agreement or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.08 of this Agreement.

“Indebtedness” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capital Lease Obligations and the present value (discounted at the Floating Rate as in effect on the date of determination) of future rental payments under all synthetic leases of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services which is deferred for six (6) months or more (excluding trade

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accounts payable in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith), (d) [reserved], (e) all reimbursement and other obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, whether or not matured, (f) [reserved], (g) all Contingent Liabilities with respect to any obligation or liability that constitutes “Indebtedness” under this definition, (h) all liabilities that constitute “Indebtedness” under this definition of any partnership or joint venture of which such Person is a general partner or joint venturer, (i) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (j) all obligations of such Person to make any mandatory payment in connection with any put, redemption and mandatory dividends relating to any Equity Interests, of such Person, (k) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in the property or other assets (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (l) the Liabilities. Notwithstanding the foregoing, non-recourse Indebtedness of such Person shall only constitute Indebtedness in an amount, which shall be the lesser of (x) the amount of such Person’s liability for such Indebtedness and (y) the fair market value of such property securing such Indebtedness.

“Indemnified Party” shall have the meaning specified in Section 19.06(b) hereof.

“Insurer” shall mean any Person that, in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including a commercial insurance company, a nonprofit insurance company (such as a Blue Cross/Blue Shield entity), an employer or union that self-insures for employee or member health insurance and a health maintenance organization.

“Intellectual Property” shall mean all past, present and future: trade secrets (including, without limitation, customer lists), know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

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“Interest Period” shall mean any continuous period of one (1), two (2), three (3) or six (6) months, as selected from time to time by Borrower Representative by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that, (A) each such one (1), two (2), three (3) or six (6) month period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Term; and (C) if for any reason a Borrower Representative shall fail to timely select a period, then such Loans shall continue as, or revert to, Floating Rate Loans.

“IPO Transaction” shall mean the offering by Holdings of its Equity Interests to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar U.S. federal statute then in force.

“Joinder Agreement” shall have the meaning set forth in Section 6.01.

“Joint Liability Payment” shall have the meaning set forth in Section 19.02(g).

“Lenders” shall have the meaning set forth in the preamble to this Agreement.

“Letter of Credit” shall mean any Letter of Credit issued on behalf of any Borrower in accordance with this Agreement. For the avoidance of doubt, “Letters of Credit” shall include letter of credit no. S408482 that was originally issued under the credit agreement with the Prior Lender and which the parties have agreed that as of the Closing Date will be expressly governed by the terms and conditions of this Agreement.

“Letter of Credit Obligations” shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder. For the avoidance of doubt, “Letter of Credit Obligations” shall not include any obligations with respect to Letters of Credit that are secured by cash (or other property acceptable to the Agent) deposited with the Agent.

“Liabilities” shall mean any and all obligations, liabilities and indebtedness of Credit Parties to Agent and each Lender or to any parent, affiliate or subsidiary of Agent and each Lender, under this Agreement and any other Loan Document or otherwise with respect to any Loan, Letter of Credit or Hedging Contract, in each case, of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

“LIBOR Rate” shall mean, with respect to any LIBOR Rate Loan for any Interest Period or any Floating Rate Loan for a one (1) month Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as displayed in the Bloomberg Financial Markets system (or such other authoritative source as selected by Agent in its sole discretion) as of 11:00 a.m. (London time) two (2) Business Days

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prior to the first day of such Interest Period divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) which are required to be maintained by Agent by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage. If Bloomberg Financial Markets no longer reports the LIBOR Rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists, Agent may select a replacement index or replacement page, as the case may be.

“LIBOR Rate Loans” shall mean the Loans bearing interest with reference to the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, claim, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, that is, or should be, accounted for as a Capital Lease.

“Little Rock” shall have the meaning set forth in the preamble to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement and the Other Agreements.

“Loans” shall mean all loans and advances made by Agent and/or Lenders to or on behalf of Borrowers hereunder.

“Lowell” shall have the meaning set forth in the preamble to this Agreement.

“Management Agreement” shall mean any management agreement entered into at any time and from time to time between any Credit Party or Credit Parties and any Person, with respect to the payment of Management Fees, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Management Fee Subordination Agreement” shall mean any Management Fee Subordination Agreement entered into at any time and from time to time by and among any Credit Party or Credit Parties, any Person and the Agent, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Management Fees” shall mean any management fees required to be paid by any Credit Party or Credit Parties to any Person pursuant to any Management Agreement.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, assets, operations or financial condition, of the Credit Parties and their Subsidiaries, taken as a whole.

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“Maximum Loan Limit” shall mean Fifty Million and No/100 Dollars ($50,000,000.00).

“Maximum Revolving Loan Limit” shall have the meaning specified in Section 2.01 hereof as amended in accordance with this Agreement.

“Medicaid” means, collectively, the certain program of medical assistance, funded jointly by the federal government and states, for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.), and the Medicaid Regulations.

“Medicaid Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid, (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above, (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.), and the Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare and any successor statute(s), together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any other Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgages” shall mean any mortgage, deed of trust and other comparable document executed by a Borrower in favor of Agent, for its benefit and the benefit of the Lenders, by which such Credit Party has granted to Agent, as security for the Liabilities, a lien upon the real property of such Borrower, now or at any time hereafter securing the whole or any part of the Liabilities.

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“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay indebtedness (other than Loans) secured by a Permitted Lien on such asset and (iii) the amount of all taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and the amount of any reserves established in accordance with GAAP consistently applied to fund contingent liabilities under any indemnification obligations and any purchase price adjustments associated with a sale, transfer or other disposition of an asset that are directly attributable to such event.

“Notice of Borrowing” shall have the meaning set forth in Section 17.02 hereof.

“Obligor” shall mean each Credit Party and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

“Other Agreements” shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, those set forth on Schedule 17.01 to the Disclosure Statement and any other guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of any Credit Party or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Parent” shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding Equity Interests of any Credit Party and, if any Credit Party is a partnership, the general partner of such Credit Party.

“Participation Agreements” means all participation and provider agreements with health maintenance organizations, insurance programs, Third Party Payors and preferred provider organizations with respect to the business of the Credit Parties.

“Payor” shall mean any Insurer, any Governmental Authority and any other Person that is responsible for all or any portion of a receivable.

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“PBGC” shall have the meaning specified in Section 12.02(e) hereof.

“Permitted Acquisition” shall mean an Acquisition by any Credit Party or any Subsidiary in a transaction that satisfies each of the following requirements:

(i) the business acquired in connection with such Acquisition is (a) located in the United States and (b) not engaged, directly or indirectly, in any line of business other than the businesses in which Credit Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto;

(ii) all transactions in connection with any such Acquisition shall be consummated, in all material respects, in accordance with all applicable laws;

(iii) both before and after giving effect to such Acquisition, (a) all representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects at and as if made as of the date of such Acquisition except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default exists, or would result therefrom;

(iv) as soon as available, but not less than thirty (30) days prior to such Acquisition, the Borrower Representative has provided Agent (a) notice of such Acquisition and (b) the Acquisition Diligence Deliveries;

(v) there shall be no more than three (3) Acquisitions consummated by the Credit Parties in each calendar year; provided that, the purchase price for any one (1) such Acquisition shall not exceed $500,000.00 in the aggregate without Agent’s prior written consent;

(vi) if such Acquisition is (A) an acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of a Credit Party or Holdings and, if requested by Agent, in accordance with Article 6, a Borrower, in each case, pursuant to the terms of this Agreement; (B) an acquisition of assets, the Acquisition is structured so that a Credit Party shall acquire such assets; or (C) an acquisition by merger involving any Credit Party, the acquisition is structured so that such Credit Party is the surviving entity;

(vii) the Borrower Representative shall certify (and provide Agent with a pro forma calculation in form and substance reasonably satisfactory to Agent), to Agent and the Lenders that, after giving effect to the completion of such Acquisition, on a pro forma basis the Credit Parties shall be in compliance with the financial covenants set forth in Article 14;

(viii) Agent will be granted a first priority perfected Lien in all assets acquired pursuant thereto or, as contemplated by Article 6, in the assets and Equity Interests of the Target or any Subsidiary formed by any Credit Party to hold the assets and Equity Interests of the Target, and that, prior to consummation of the Permitted Acquisition, such Credit Party and the Target or newly formed Subsidiary shall have executed such documents and taken such actions (including without limitation, the delivery of (A) certified copies of the resolutions of the board of directors (or comparable governing board) of such Credit Party and the Target or newly formed Subsidiary of the Target authorizing such Permitted Acquisition and the granting of Liens described herein,

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(B) legal opinions, in form and content reasonably acceptable to Agent, with respect to the transactions described herein (C) consents of any Credit Party which is a party thereto, the Target or any such newly formed Subsidiary to the collateral assignment to Agent, for its benefit and the benefit of Lenders, of rights and indemnities under the related Acquisition Documents (provided that the Credit Parties shall use commercially reasonable efforts to obtain such consent from any counterparty to such Acquisition Documents) and (D) evidence of insurance of the business to be acquired consistent with the requirements of Section 12(e)), as may be required by Agent in connection therewith;

(ix) on or prior to the date of such Permitted Acquisition, Agent shall have received, (a) copies of the Acquisition Documents, including, without limitation, all opinions, certificates, lien search results and other documents reasonably requested by Agent, (b) any amendments Agent may deem necessary to this Agreement, including, without limitation, a Joinder Agreement and any amendments to the financial covenants in Article 14, (c) amendments to the Schedules of the Disclosure Statement, to the extent necessary to make the representations and warranties in this Agreement true and correct after giving effect to the consummation of such Permitted Acquisition, and (d) to the extent Indebtedness is issued by a Credit Party in connection therewith, such Indebtedness shall be unsecured and Agent shall have received a Subordination Agreement (or subordination terms) from the holder of any seller promissory note or similar contingent purchase price payment obligation or Earnout Liabilities comprising such Indebtedness providing for the subordination in right of payment of such Indebtedness to the Liabilities, in form and substance satisfactory to Agent in its sole discretion exercised in a good faith and commercially reasonable manner.

(x) a certificate, in form, scope and substance reasonably acceptable to the Agent of a Financial Officer of the Borrower Representative confirming satisfaction of each of the foregoing conditions precedent shall have been delivered to Agent prior to such Acquisition.

“Permitted Liens” shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which the applicable Credit Party has maintained adequate reserves in accordance with GAAP, consistently applied; (ii) liens or security interests in favor of Agent; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect on a Credit Party’s ability to use such real property for its intended purpose in connection with such Credit Party’s business; (iv) liens in connection with purchase money Indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided that such liens attach only to the assets the purchase of which was financed by such purchase money Indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1 to the Disclosure Statement and any renewals or extensions thereof, provided that the property or assets covered thereby is/are not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section13.02(b); (vi) liens specifically permitted by Agent in writing; (vii) involuntary liens securing amounts less than $250,000.00 and which are released or for which a bond acceptable to Agent in its sole discretion, determined in good faith, has been posted within ten (10) days of its creation; (viii) pledges or deposits in connection with worker’s compensation, unemployment insurance

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and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety, appeal or stay bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (ix) liens for taxes not yet due or for taxes which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained on a Credit Party’s financial statements in accordance with GAAP, consistently applied, and a reserve is maintained by Agent against the amount which such Borrower is permitted to borrow hereunder or such Credit Party keeps on deposit with Agent (such deposit to be held without interest), in each case in an amount of money which, in the sole discretion of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and if such Credit Party fails to prosecute such contest with reasonable diligence or if such Credit Party loses such contest, Lender may apply the money so deposited to such tax; (x) precautionary UCC financing statements regarding operating leases or with respect to any inventory held on consignment to Credit Party in the ordinary course of business; (xi) liens arising out of the existence of any judgments or awards not giving rise to an Event of Default under Section 15.09; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a contest maintained in good faith by appropriate proceedings diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (xii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Credit Parties; and (xiii) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions holding such deposits.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“PHC Acquisition” shall have the meaning set forth in the preamble to this Agreement.

“Plan” shall have the meaning specified in Section 12.02(e) hereof.

“Pre-Settlement Determination Date” shall have the meaning specified in Section 19.01 hereof.

“Principal Office” shall mean the office of the Credit Parties located at 2401 S. Plum Grove Road, Palatine, IL 60067 or any such other location as the Borrower Representative shall have notified the Agent in accordance with the terms hereof.

“Prior Lender” shall mean Freeport Financial LLC.

“Pro Rata Share” shall mean, at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the sum of the Revolving Loan Commitment of such Lender at such time and the denominator of which shall be the Maximum Loan Limit at such time.

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“Professional Reliable” shall have the meaning set forth in the preamble to this Agreement.

“Register” shall have the meaning set forth in Section 19.03(e) hereof.

“Releasees” shall have the meaning set forth in Section 19.06(a) hereof.

“Releasors” shall have the meaning set forth in Section 19.06(a) hereof.

“Requisite Lenders” shall mean, at any time, Lenders having Pro Rata Shares aggregating at least fifty-one percent (51%) at such time.

“Revolving Lender” shall mean any Lender with a Revolving Loan Commitment or that has extended or been assigned Revolving Loans pursuant to an Assignment and Acceptance.

“Revolving Loan Commitment” shall mean, with respect to any Lender, the maximum amount of Revolving Loans which such Lender has agreed to make to Borrowers, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or an Assignment and Acceptance executed by such Lender.

“Revolving Loans” shall have the meaning specified in Section 2.01 hereof.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Seller Notes” means the following, collectively: (i) 8% Junior Subordinated Promissory Note dated April 1, 2008 made by Addus Healthcare (Idaho), Inc. in favor of Donald Gross and Sandra Gross in the principal amount of $1,250,000; (ii) 6% Junior Subordinated Promissory Note dated September 25, 2008 made by Addus Healthcare (Indiana), Inc. in favor of Awakened Alternatives Enterprises, LLC in the principal amount of $100,000; (iii) 8% Junior Subordinated Promissory Note dated October 15, 2007 made by Addus Healthcare (Nevada), Inc. in favor of Silver State Personal Care, Inc. in the principal amount of $500,000; and (iv) 8% Junior Subordinated Promissory Note dated July 29, 2007 made by Addus Healthcare (Nevada), Inc. in favor of Glen Schlosser in the principal amount of $250,000.

“Senior Indebtedness” shall mean, as of any date, the aggregate principal amount of all Indebtedness other than Subordinated Debt of the Credit Parties and their Subsidiaries on a consolidated basis as of such date.

“Settlement Date” shall have the meaning specified in Section 19.01 hereof.

“Subordinated Debt” shall mean, collectively, (i) the Eos Subordinated Debt, (ii) the Earnout Liabilities, (iii) the Seller Notes, and (iv) all other Indebtedness of any Credit Party or any Subsidiary that is subordinated to the Liabilities in a manner satisfactory to Agent, and contains terms, including, without limitation, payment terms, satisfactory to Agent.

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“Subordinated Debt Payment” shall mean any payment by any Borrower in respect of any Subordinated Debt, including without limitation, scheduled or not scheduled principal or interest payments.

“Subordinated Debt Documents” shall mean, collectively, the Subordination Agreements, the Dividend Note, the Seller Notes and all other documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof permitted hereby.

“Subordination Agreements” shall mean, individually and collectively all subordination agreements, intercreditor agreements, consent and similar agreements among any Credit Party, Agent or any Lender and any holder of Indebtedness, whether entered into on or prior to the date hereof or from time to time hereafter, together with all modifications, amendments and restatements of any of the foregoing.

“Subsidiary” shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding Equity Interests are at the time, directly or indirectly, owned by a Borrower or any partnership of which a Borrower is a general partner. For the avoidance of doubt, for purposes of this Agreement, the term “Subsidiary” shall include all of the Subsidiaries of the Credit Parties, including, without limitation, Addus FEA.

“Target” shall mean, with respect to any Acquisition, the Person that is, or whose assets or Equity Interests are, the subject of such Acquisition.

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing; provided that the term “Taxes” shall not include any taxes imposed upon the net income of Agent or any Lender.

“Term” shall have the meaning specified in Section 10.01 hereof.

“Third Party Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, Blue Cross and/or Blue Shield, state government insurers, and private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

“Third Party Payor Programs” means all third party payor programs in which any Credit Party participates (including, without limitation, Medicare, Medicaid, TRICARE, CHAMPVA, or any other federal or state health care programs, as well as Blue Cross and/or Blue Shield, managed care plans, and any other private insurance programs).

“TRICARE” means the program of medical benefits covering former and active members of the uniformed services and certain of their dependents, formally known as CHAMPUS, financed and administered by the United States Departments of Defense, Health

Annex I – Page 19

and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including, without limitation, (i) all federal statutes (whether set forth in 10 U.S.C. §§ 1071 – 1106 or elsewhere) affecting such program and (ii) all rules, regulations (including 32 C.F.R. §199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

Annex I – Page 20

EXHIBIT A

COMPLIANCE CERTIFICATE

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the “Agreement”) of even date herewith between ADDUS HEALTHCARE, INC., a Illinois corporation (“Addus Healthcare”), ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation (“Addus Idaho”), ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation (“Addus Indiana”), ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation (“Addus Nevada”), ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation (“Addus New Jersey”), ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation (“Addus North Carolina”), BENEFITS ASSURANCE CO., INC., a Delaware corporation (“Benefits Assurance”), FORT SMITH HOME HEALTH AGENCY, INC., an Arkansas corporation (“Fort Smith”), LITTLE ROCK HOME HEALTH AGENCY, INC., an Arkansas corporation (“Little Rock”), LOWELL HOME HEALTH AGENCY, INC., an Arkansas corporation (“Lowell”), PHC ACQUISITION CORPORATION, a California corporation (“PHC Acquisition”), PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation (“Professional Reliable”), and ADDUS HOMECARE CORPORATION, a Delaware corporation (“Holdings”), each having its principal place of business at [address] [Borrowers to provide] (Addus Healthcare, Addus Idaho, Addus Indiana, Addus Nevada, Addus New Jersey, Addus North Carolina, Benefits Assurance, Fort Smith, Little Rock, Lowell, PHC Acquisition and Professional Reliable are collectively referred to as “Borrowers”, and Holdings is referred to as a Guarantor), FIFTH THIRD BANK, as agent (“Agent”), and each lender from time to time a party thereto (“Lenders”).

This Certificate is submitted pursuant to Section 9.03 of the Agreement.

The undersigned hereby certifies to Agent and Lenders that as of the date of this Certificate:

1. The undersigned is the                      of Borrowers.

2. There exists no Default or Event of Default, as each such term is defined in the Agreement, or, if such Default or Event of Default exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrowers have taken or propose to take with respect thereto.

3. No material adverse change in the financial condition, results of operations or any other financial status of the Credit Parties and their Subsidiaries taken as a whole has occurred since December 31, 2008, or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrowers have taken or propose to take with respect thereto.

4. Borrowers are in compliance with the representations, warranties and covenants in the Agreement, or, if any representations, warranties or covenants in the Agreement are not so true and correct, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrowers have taken or propose to take with respect thereto.

A-1

5. The financial statements of each Borrower being concurrently delivered herewith have been prepared in accordance with GAAP consistently applied, subject to the absence of year-end adjustments and footnote disclosures, and there have been no material changes in accounting policies or financial reporting practices of such Borrower since December 31, 2008 or, if any such change has occurred, such changes are set forth in a writing attached hereto.

6. Attached hereto as Annex 1 is a true and correct calculation of the financial covenants contained in the Agreement.

7. Attached hereto as Annex 2 is a calculation of the Borrowing Base for Borrowers as of the date hereof, and based on such Annex, the Borrowing Base as of the date hereof is: $                    .

By:
Its:

By:
Its:

A-2

ANNEX 1 TO COMPLIANCE CERTIFICATE

Financial Covenant Calculations

(a) Fixed Charge Coverage. The Credit Parties shall not permit the ratio of their Free Cash Flow divided by Fixed Charges, on a consolidated basis, as of the last day of each period set forth below to be less than the ratio set forth below for the corresponding period set forth below:

Period	Ratio

For the twelve (12) month period ending on December 31, 2009	1.10 to 1.0

For the twelve (12) month period ending on each of March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011 and June 30, 2011	1.10 to 1.0

For the twelve (12) month period ending September 30, 2011 and each twelve (12) month period ending on the last day of each fiscal quarter thereafter	1.20 to 1.0

Fixed Charge		$
Ratio		: 1.0
Compliance	Yes:	No:

(b) Senior Debt Leverage. The Credit Parties shall not permit the ratio of Senior Indebtedness, as of the date of calculation, to Adjusted EBITDA, on a consolidated basis, as of the last day of each period set forth below to exceed the ratio set forth below for the corresponding period set forth below, tested for each twelve (12) month period ending on the last day of each fiscal quarter:

Period	Ratio

For the twelve (12) month period ending December 31, 2009	2.75 to 1.0

For the twelve (12) month period ending March 31, 2010 and each twelve (12) month period ending on the last day of each fiscal quarter thereafter	2.75 to 1.0

Actual Senior Debt Leverage Ratio:		to 1.0
Compliance:	Yes:	No:

A-1

(c) Capital Expenditure Limitations. The Credit Parties and their Subsidiaries, on a consolidated basis, shall not make any Capital Expenditures if, after giving effect to such Capital Expenditures, the aggregate cost of all Capital Expenditures would exceed $1,250,0000.00 (the “Capex Limit”) in any Fiscal Year; provided, however, that, commencing with the Fiscal Year ending December 31, 2009, the Capex Limit referenced above shall be increased in any period by the positive amount equal to the lesser of (a) fifty percent (50%) of the Capex Limit for the immediately preceding period, and (b) the amount (if any), equal to the difference obtained by taking the Capex Limit minus the actual amount of any Capital Expenditures expended during such preceding period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditure in that succeeding period.

Total Capital Expenditures (YTD)		$
Compliance:	Yes:		No:

A-2

ANNEX 2 TO COMPLIANCE CERTIFICATE

Borrowing Base Calculation

(a) Adjusted EBITDA	$

(b) Applicable Advance Multiple		(not to exceed 2.75)

(c) Senior Indebtedness (other than Revolving Loans and Letter of Credit Obligations)	$

(d) The product of (a) and (b)	$

(e) Less (c)	$

A-1

EXHIBIT B – JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of                     ,         , 20    , is entered into among                                                                                                      , a                                          (the “New Subsidiary”) and Fifth Third Bank, as Agent (“Agent”) pursuant to that certain Loan and Security Agreement dated November 2, 2009, among Agent, various financial institutions from time to time a party thereto (the “Lenders”), ADDUS HEALTHCARE, INC., a Illinois corporation (“Addus Healthcare”), ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation (“Addus Idaho”), ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation (“Addus Indiana”), ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation (“Addus Nevada”), ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation (“Addus New Jersey”), ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation (“Addus North Carolina”), BENEFITS ASSURANCE CO., INC., a Delaware corporation (“Benefits Assurance”), FORT SMITH HOME HEALTH AGENCY, INC., an Arkansas corporation (“Fort Smith”), LITTLE ROCK HOME HEALTH AGENCY, INC., an Arkansas corporation (“Little Rock”), LOWELL HOME HEALTH AGENCY, INC., an Arkansas corporation (“Lowell”), PHC ACQUISITION CORPORATION, a California corporation (“PHC Acquisition”), PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation (“Professional Reliable”), and ADDUS HOMECARE CORPORATION, a Delaware corporation (“Holdings”), each having its principal place of business at [address] [Borrowers to provide] (Addus Healthcare, Addus Idaho, Addus Indiana, Addus Nevada, Addus New Jersey, Addus North Carolina, Benefits Assurance, Fort Smith, Little Rock, Lowell, PHC Acquisition and Professional Reliable are collectively referred to as “Borrowers”, and Holdings is referred to as a Guarantor) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be an Obligor under the Loan Agreement for all purposes of the Loan Agreement and shall have all of the obligations of an Obligor thereunder as if it had executed the Loan Agreement on the Closing Date. [If required by Agent after consultation with the Borrower Representative: In addition, the New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a “Borrower” for all purposes of the Loan Agreement and shall have all of the rights and obligations of a Borrower thereunder as if it had executed the Loan Agreement on the Closing Date.] The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement, including without limitation (a) all of the representations and warranties of the Obligors set forth in Section 11 of the Loan Agreement, (b) all of the covenants set forth in Sections 12, 13 and 14 of the Loan Agreement and (c) the security agreement and other collateral provisions contained in Section 6 thereof.

B-1

2. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering any Other Agreements (and such other documents and instruments) as requested by the Agent in accordance with the Loan Agreement [including, without limitation, a Guaranty Agreement in the form attached hereto.]

3. The address of the New Subsidiary for purposes of Section 18.07 of the Loan Agreement is as follows:

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, have caused the same to be accepted by their authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

FIFTH THIRD BANK, as Agent

By:
Name:
Title:

B-2

EXHIBIT C – ASSIGNMENT AND ACCEPTANCE

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (this “Assignment Agreement”) between                      (the “Assignor”) and                      (the “Assignee”) is dated as of                     , 200  . The parties hereto agree as follows:

1. Preliminary Statement. The Assignor is a party to a Loan and Security Agreement (which, as it may be amended, modified, renewed or extended from time to time, is herein called the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2. Assignment and Assumption. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Loan Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Loan Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Loans and Revolving Loan Commitment purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3. Effective Date. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by Agent) after a Notice of Assignment substantially in the form of Appendix 1 (attached hereto) has been delivered to Agent. Such Notice of Assignment must include the consents, if any, required to be delivered to Agent and the Borrowers by Section 19.03 of the Loan Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 5 and 6 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4. Payments Obligations. On and after the Effective Date, the Assignee shall be entitled to receive from Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Loans assigned to the Assignee hereunder. The Assignee will also promptly remit to the Assignor any amounts of interest on Loans and fees received from Agent that relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective

Date, and not previously paid by the Assignee to the Assignor.1 In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5. Fees Payable to Agent. [Assignor] agrees to pay a $3,500 processing fee required to be paid to Agent in connection with this Assignment Agreement.2

6. Representations of The Assignor: Limitations on the Assignor’s Liability. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor, Agent, nor any other Lender, nor any of its officers, directors, employees, agent or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including without limitation, documents granting the Assignor, Agent and the other Lenders a security interest in assets of any Obligor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of any Obligor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of any Obligor, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

7. Representations of the Assignee. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as

[1]	Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.
[2]	Assignor and Assignee to insert applicable payment terms.

defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA.

8. Indemnity. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner coin the Assignee’s non-performance of the obligations assumed under this Assignment Agreement.

9. Subsequent Assignments. After the Effective Date, the Assignee shall have the right pursuant to Section 19.03 of the Loan Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Section 5, 6 and 9 hereof.

10. Reductions of Aggregate Commitments. If any reduction in the aggregate Revolving Loan Commitments occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced aggregate Revolving Loan Commitments.

11. Entire Agreement. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

12. Governing Law. This Assignment Agreement shall be governed by and interpreted and enforced in accordance with the internal laws (without regard to conflicts of law provisions) of the State of Illinois.

13. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Loan Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

SCHEDULE 1

to Assignment and Acceptance Agreement

1.	Description and Date of Loan Agreement:

Loan and Security Agreement, dated as of November 2, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among ADDUS HEALTHCARE, INC., an Illinois corporation (“Addus Healthcare”), ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation (“Addus Idaho”), ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation (“Addus Indiana”), ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation (“Addus Nevada”), ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation (“Addus New Jersey”), ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation (“Addus North Carolina”), BENEFITS ASSURANCE CO., INC., a Delaware corporation (“Benefits Assurance”), FORT SMITH HOME HEALTH AGENCY, INC., an Arkansas corporation (“Fort Smith”), LITTLE ROCK HOME HEALTH AGENCY, INC., an Arkansas corporation (“Little Rock”), LOWELL HOME HEALTH AGENCY, INC., an Arkansas corporation (“Lowell”), PHC ACQUISITION CORPORATION, a California corporation (“PHC Acquisition”), and PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation (“Professional Reliable”; Addus Healthcare, Addus Idaho, Addus Indiana, Addus Nevada, Addus New Jersey, Addus North Carolina, Benefits Assurance, Fort Smith, Little Rock, Lowell, PHC Acquisition and Professional Reliable are collectively referred to as “Borrowers”), ADDUS HOMECARE CORPORATION, a Delaware corporation (as “Guarantor”), the lenders signatory thereto (individually, a “Lender” and collectively, “Lenders”) and FIFTH THIRD BANK, an Ohio banking corporation, as agent for itself and the other Lenders (“Agent”).

2.	Date of Assignment Agreement: , 20 .

3.	Amounts to be Assigned (As of Date of Item 2 above):

Revolving Loan Commitment
Total of Revolving Loan Commitments Under the Loan Agreement	$
Assignee’s Percentage of the Revolving Loan Commitment Purchased under the Assignment Agreement		%

Revolving Loan Commitment
Amount of Assigned Share of the Revolving Loan Commitment under the Assignment Agreement	$

4.	Assignee’s Aggregate Loan and Revolving Loan Commitment Amount Purchased Hereunder: $

5.	Proposed Effective Date: ,

Accepted and Agreed:
ASSIGNOR:	ASSIGNEE:
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:
Name:	Name:
Title:	Title:

Attachment to SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE AGREEMENT

Attach Assignor’s Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

All notices to Assignee in connection with the Loan Agreement shall be sent to:

Wire Transfer instructions for the Assignee are as follows:

ABA #
Acct. No.
Credit to:

APPENDIX I

to Assignment and Acceptance Agreement

NOTICE

OF ASSIGNMENT

                         , 20

To:

Agent:

Fifth Third Bank (“Agent”)

222 S. Riverside Plaza, 30th Floor

Chicago, Illinois 60606

Attention: Relationship Manager

Fax Number: (312) 704-4127

From:	[NAME OF ASSIGNOR] (the “Assignor”)
[NAME OF ASSIGNEE] (the “Assignee”)

1. We refer to that Loan and Security Agreement (the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2. This Notice of Assignment (this “Notice”) is given and delivered to Agent pursuant to Section 19.03 of the Loan Agreement.

3. The Assignor and the Assignee have entered into an Assignment and Acceptance Agreement, dated as of                          , 20     (the “Assignment”), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Loan Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by Agent) after this Notice and any consents and fees required by Section 19.03 of the Loan Agreement have been delivered to Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

4. The Assignor and the Assignee hereby give to Agent notice of the assignment and delegation referred to herein. The Assignor will confer with Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment will become effective on such date pursuant to Section 3 hereof, and will confer with Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify Agent if the Assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of Agent, the Assignor will give Agent written confirmation of the satisfaction of the conditions precedent.

5. The Assignor or the Assignee shall pay to Agent on or before the Effective Date the processing fee of $3,500 required by Section 19.03 of the Loan Agreement.

6. If promissory notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that Agent prepare and cause the applicable Borrowers to execute and deliver new promissory notes or, as appropriate, replacement promissory notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to Agent the original promissory note received by it from such Borrowers upon its receipt of a new promissory note in the appropriate amount.

7. The Assignee advises Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Agreement and the Other Agreements (collectively, the “Loan Documents”) will not be “plan assets” under ERISA.

9. The Assignee authorizes Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that Agent has no duty to supply information with respect to any Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Loan Agreement.

[SIGNATURE PAGES FOLLOW]

ASSIGNOR:	ASSIGNEE:
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:
Name:	Name:
Title:	Title:

AGENT:	FIFTH THIRD BANK, an Ohio banking
corporation, as Agent

By:
Michael E. May
Vice President

BORROWERS:	ADDUS HEALTHCARE, INC., an Illinois
corporation

By:
Name:
Its:

ADDUS HEALTHCARE (IDAHO), INC.,
a Delaware corporation

By:
Name:
Its:

ADDUS HEALTHCARE (INDIANA), INC.,
a Delaware corporation

By:
Name:
Its:

ADDUS HEALTHCARE (NEVADA), INC.,
a Delaware corporation

By:
Name:
Its:

ADDUS HEALTHCARE (NEW JERSEY),
INC., a Delaware corporation

By:
Name:
Its:

ADDUS HEALTHCARE (NORTH
CAROLINA), INC., a Delaware corporation

By:
Name:
Its:

BORROWERS:	BENEFITS ASSURANCE CO., INC.,
a Delaware corporation

By:
Name:
Its:

FORT SMITH HOME HEALTH AGENCY,
INC., an Arkansas corporation

By:
Name:
Its:

LITTLE ROCK HOME HEALTH AGENCY,
INC., an Arkansas corporation

By:
Name:
Its:

LOWELL HOME HEALTH AGENCY, INC.,
an Arkansas corporation

By:
Name:
Its:

PHC ACQUISITION CORPORATION,
a California corporation

By:
Name:
Its:

PROFESSIONAL RELIABLE NURSING
SERVICE, INC., a California corporation

By:
Name:
Its:

[Attach photocopy of Schedule 1 to Assignment]

EXHIBIT D – BUSINESS ASSOCIATE AGREEMENT

FORM OF BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (this “Agreement”) is dated as of November     , 2009 by and among FIFTH THIRD BANK, an Ohio banking corporation, as agent (the “Business Associate”), and                             , a(n) [Delaware/California/Illinois/Arkansas] corporation (together with each of its successors and permitted assigns, individually and collectively, the “Borrower” (the Business Associate and the Borrower are referred to herein each as a “Party” and collectively as the “Parties”). This Agreement shall be effective as of November     , 2009 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Borrower is a provider of comprehensive health care services in the home including, without limitation, skilled nursing, personal care and assistance with activities of daily living, rehabilitation therapies and adult day care and is a “covered entity” under HIPAA (as defined below) at 45 C.F.R. § 160.103;

WHEREAS, the Business Associate, in connection with the provision of loans and other financial accommodations for the Borrower, pursuant to the Loan and Security Agreement dated as of the date hereof between the Business Associate as a lender, the Borrower and the other credit parties party thereto (as amended, restated, supplemented or otherwise modified from time to time and together with all ancillary documents executed pursuant thereto, the “Credit Agreement”), performs certain activities that may entail the use and/or disclosure of PHI (as defined below);

WHEREAS, in connection with the Business Associate’s activities, Borrower may disclose to the Business Associate information that may be deemed to be PHI under the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act, found in Title XIII of the American Recovery and Reinvestment Act of 2009 (“HITECH”) and the Genetic Information Nondiscrimination Act;

WHEREAS, the Parties agree to protect the confidentiality of PHI in accordance with federal and state laws and regulations including, but not limited to, information protected by HIPAA and the and the regulations, standards, requirements and specification promulgated pursuant thereto and codified at 45 C.F.R. Part 160, 45 C.F.R. Part 164 subparts A and E (the “Privacy Rule”), 45 C.F.R. Part 164, subpart C (the “Security Rule”) and 45 C.F.R. Part 164, subpart D; and

WHEREAS, the Parties agree to enter into this Agreement which will govern the disclosure of PHI by Borrower to the Business Associate, and the treatment accorded to the PHI by the Business Associate.

THEREFORE, the Parties desire to set forth the terms and conditions pursuant to which PHI will be handled between the Business Associate and the Borrower and between the Business Associate and certain third parties during the term of this Agreement and after its termination.

ARTICLE I

DEFINITIONS

1.1.	Electronic Protected Health Information. Electronic Protected Health Information shall have the same meaning as the term “Electronic Protected Health Information” in 45 C.F.R. § 160.103, limited to the information created or received by Business Associate from or on behalf of Borrower.

1.2.	Health Care Operations. Health Care Operations shall have the meaning set out in its definition at 45 C.F.R. § 164.501, as such provision is currently drafted and as it is subsequently updated, amended or revised.

1.3.	Individual. Individual shall have the same meaning as the term “individual” in 45 C.F.R. § 164.501 and shall include a person who qualifies as a personal representative in accordance with 45 C.F.R. § 164.502(g).

1.4.	Law. Law shall mean all applicable Federal and State Statutes and all relevant regulations thereunder.

1.5.	Privacy Official. Privacy Official shall have the meaning as set out in its definition at 45 C.F.R. § 164.530(a)(l), as such provision is currently drafted and as it is subsequently updated, amended or revised.

1.6.	PHI. PHI shall have the meaning as set out in the definition of “protected health information” at 45 C.F.R. § 164.501, as such provision is currently drafted and as it is subsequently updated, amended or revised, provided that, as used in this Agreement, PHI shall refer only to such information that is received from, or created or disclosed on behalf of, the Borrower.

1.7.	Secretary. Secretary shall mean the Secretary of the United States Department of Health and Human Services, or his or her designee.

1.8.	Unsecured PHI. Unsecured PHI shall mean PHI that is “unsecured protected health information” as defined at 45 C.F.R. § 164.402.

1.9.	Other capitalized terms used but not otherwise defined in this Agreement shall have the same meaning as set forth in the Privacy Rule, the Security Rule and HITECH.

ARTICLE II

PERMITTED USES AND DISCLOSURES

OF PROTECTED HEALTH INFORMATION

2.1.

General Use and Disclosure. The Business Associate performs certain activities in connection with the provision of loans and other financial accommodations to the Borrower, pursuant to the Credit Agreement, which may involve the use and disclosure of PHI. Except as otherwise specified herein, the Business Associate may make any and all uses of PHI as necessary to perform such activities, if such uses and/or disclosures would not violate the Privacy Rule or any Law if made by the Borrower; provided, however, that any disclosures of PHI shall be made only as follows: (i) to employees, subcontractors and agents of the Business Associate in accordance with Section 3.1(e); (ii) as directed by the Borrower, or (iii) as otherwise permitted by the terms of this Agreement including, but not limited to, Section 2.2(b) and (c) below. All other uses and disclosures of PHI are prohibited.

2.2.	Business Activities of the Business Associate. Business Associate recognizes the sensitive and confidential nature of the PHI that it receives from Borrower and agrees that unless otherwise limited herein, the Business Associate:

a.	Shall use PHI that is in its possession solely for its proper management and administration of the transactions contemplated under the Credit Agreement, and to fulfill any present or future legal responsibilities of the Business Associate provided that such uses are permitted under state and federal confidentiality laws.

b.	May disclose PHI that is in its possession to third parties for the purpose of the proper management and administration of the Business Associate or to fulfill any present or future legal responsibilities of the Business Associate, provided that the Business Associate represents to the Borrower, in writing, that (i) the disclosures are required by law, as provided for in 45 C.F.R. § 164.501 or (ii) the Business Associate has received from the third party written assurances regarding its confidential handling of such PHI as required under 45 C.F.R. § 164.504(e)(4).

c.	May disclose PHI revealed to it by Borrower if and to the extent that any Law or court order requires such disclosure. Further, the Business Associate agrees to comply with any Law regarding the use and disclosure of PHI received from, or created or received by the Business Associate on behalf of Borrower.

2.3.	Additional Activities of the Business Associate. In addition to using PHI in accordance with the terms of this Article II, the Business Associate may use PHI to create “de-identified” health information, provided that the de-identification conforms to the requirements of 45 C.F.R. § 164.514(b).

ARTICLE III

RESPONSIBILITIES OF THE PARTIES WITH

RESPECT TO PROTECTED HEALTH INFORMATION

3.1.	Responsibilities of the Business Associate. With regard to its use and/or disclosure of PHI, the Business Associate hereby agrees to do the following:

a.	Use and/or disclose PHI only as permitted or required by this Agreement or as otherwise required by Law.

b.	Use commercially reasonable efforts to maintain the security of PHI and to prevent unauthorized use and/or disclosure of PHI (an “Improper Use or Disclosure”) and use reasonable safeguards designed to ensure that transmission, handling, storage and use of PHI by Business Associate will preserve the confidentiality of the PHI, in accordance with Law including, without limitation, the Privacy Rule.

c.	Report to the designated Privacy Official of the. Borrower, in writing, any Improper Use or Disclosure or Security Incident of which the Business Associate becomes aware within ten (10) days following, the Business Associate’s discovery of such Improper Use or Disclosure.

d.	Mitigating, to the greatest extent possible, any adverse effects that are known to Business Associate of a use or disclosure of PHI by Business Associate (or any subcontractor or Business Associate) in violation of this Agreement.

e.	To the extent that Business Associate contracts with any agents, including subcontractors, who will receive, use, or have access to PHI, Business Associate will use reasonable efforts to ensure that the agents, including subcontractors, agree to the restrictions and conditions herein on the use and/or disclosure of PHI and shall not, in any manner that violates HIPAA, the Privacy Rule, the Security Rule or other applicable Law, use or disclose PHI except as permitted or required by this Agreement and under Laws including, but not limited to, the Privacy Rule, the Security Rule and HITECH.

f.	Promptly make available all records, books, agreements, policies and procedures relating to the use and/or disclosure of PHI, subject to applicable legal privileges, to the Borrower for purposes of enabling the Borrower to determine the Business Associate’s compliance with the terms of this Agreement.

g.	Promptly make available all records, books, agreements, policies and procedures relating to the use and/or disclosure of PHI, subject to applicable legal privileges, to the Secretary for the purpose of compliance determinations as set forth in the Privacy Rule.

h.	Promptly after receiving a written request from the Borrower, provide to the Borrower such information as is requested by the Borrower to permit the Borrower to respond to a request by an individual for an accounting of the disclosures of the individual’s PHI in accordance with 45 C.F.R. § 164.528. Such records and accounting shall be provided to Borrower within thirty (30) days of receipt of a written request from Borrower. Information necessary to provide an accounting will be maintained by Business Associate for a period of six (6) years from the date of the disclosure.

i.	Limit the use and disclosure of PHI to the appropriate minimum necessary representations as set forth in the Privacy Rule codified at 45 C.F.R, § 164.514(d).

j.

To the extent Business Associate has PHI in a Designated Record Set, within thirty (30) days of receipt by Business Associate of Borrower’s written request, make PHI regarding a specific individual available to Borrower. In the event Business Associate receives a request from an individual for such access, Business Associate shall promptly forward such request to Borrower, and shall, within thirty (30) days of receipt of such request, provide Borrower with a copy of any PHI in the possession of Business Associate for which access was requested by the individual. Business Associate shall provide the PHI to Borrower in the format requested, unless it is not readily producible in such format, in which case it shall be produced, in hard copy format. The provision of the access to the individual’s PHI and any denials of access to the PHI shall be the responsibility of Borrower.

k.	Incorporate any amendments to PHI contained in a Designated Record Set when directed by Borrower in writing. In the event Business Associate receives an individual’s request for an amendment pursuant to 45 C.F.R, § 164.526, Business Associate shall promptly forward such request to Borrower. All decisions regarding the amendment of PHI shall be the responsibility of the Borrower.

l.	May provide data aggregation services relating to the health care operations of Borrower.

m.	Business Associate shall, following its discovery of a breach of Unsecured PHI, notify Borrower of such breach. Such notice to Borrower shall include: (i) to the extent possible, the identification of each individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been accessed, acquired or disclosed during such breach; (ii) a brief description of what happened, including the date of the breach and discovery of the breach, if known; (iii) a description of the types of Unsecured PHI that was involved in the breach; (iv) a description of what Business Associate is doing to mitigate harm to individuals, and to protect against further breaches; (v) a brief description of Business Associates’s investigation into the breach and the results of such investigation; and (vi) contact information of the most knowledgeable individual for Borrower to contact relating to the breach and its investigation into the breach.

n.	To the extent Business Associate performs any activities on behalf of Borrower in connection with one or more covered accounts (as that term is defined at 16 C.F.R. § 681.2(b)(3)), Business Associate shall conduct such activities in accordance with reasonable policies and procedures designated to detect, prevent, and mitigate the risk of identity theft.

3.2.	Responsibilities of the Borrower. With regard to the use and/or disclosure of PHI by the Business Associate, the Borrower hereby agrees:

a.	To inform the Business Associate of any changes in the form of notice of privacy practice (the “Notice”) that the Borrower provides to individuals pursuant to 45 C.F.R. § 164.520, which changes would affect the Business Associate’s use and/or disclosure of PHI, and provide the Business Associate a copy of the Notice currently in use;

b.	To notify the Business Associate, in writing and in a timely manner, of any arrangements permitted or required of the Borrower under 45 C.F.R. part 160 and 164 that may impact in any manner the use and/or disclosure of PHI by the Business Associate under this Agreement, including, but not limited to, restrictions on use and/or disclosure of PHI as provided for in 45 C.F.R. § 164.522 agreed to by the Borrower; and

c.	To permit the Business Associate to make any use and/or disclosure of PHI permitted under 45 C.F.R. § 164.512.

ARTICLE IV

ELECTRONIC PROTECTED HEALTH INFORMATION

4.1.	With respect to Electronic Protected Health Information, without limiting the other provisions of this Agreement, Business Associate will (a) implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, Integrity, and availability of the Electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of Borrower, as required by the Security Rule; (b) use reasonable efforts to ensure that any agent, including a subcontractor, to whom it provides electronic PHI agrees to implement reasonable and appropriate safeguards to protect it; and (c) report to Borrower any Security Incident (as such term is defined in the Security Rule) of which it becomes aware promptly after becoming aware of such Security Incident.

4.2.	Business Associate shall secure all Protected Health Information by a technology standard that renders Protected Health Information unusable, unreadable, or indecipherable to unauthorized individuals and is developed or endorsed by a standards developing organization that is accredited by the American National Standards Institute and is consistent with guidance issued by the Secretary specifying the technologies and methodologies that render Protected Health Information unusable, unreadable, or undecipherable to unauthorized individuals, including the use of standards developed under Section 3002(b)(2)(B)(vi) of the Public Health Service Act, as added by Section 13101 of the HITECH Act.

ARTICLE V

TERMS AND TERMINATION

5.1.	Term. This Agreement shall become effective on the Effective Date and shall continue in effect until all obligations of the Parties have been met under the Credit Agreement, unless terminated as provided in this Article V. In addition, certain provisions and requirements of this Agreement shall survive its expiration or other termination in accordance with Section 6.1 herein.

5.2.

Termination and Amendment by Operation of Law. This Agreement shall terminate immediately in the event that a HIPAA Business Associate Agreement is no longer applicable or required under then current Law. If on the advice of Borrower’s or Business Associate’s counsel, Borrower or Business Associate reasonably determines that the terms of this Agreement likely would be interpreted to violate or not comply with any applicable Laws, the Parties shall negotiate in good faith to amend the Agreement to comply with such Laws. If the Parties cannot reasonably agree on such amendment, then this Agreement shall terminate. In the event that the Law changes after the effective date of this Agreement, Parties agree to renegotiate this Agreement in good faith. If the Parties cannot reasonably agree on the terms of the renegotiated agreement, then this Agreement shall terminate immediately. The Parties acknowledge that this Agreement may be required to be amended in order to comply with the HITECH Act and/or its implementing regulations. The Parties agree to amend this Agreement as necessary prior to the effective date of such legislation and regulations in order to comply therewith. Business Associate hereby agrees that the terms and conditions of this Agreement shall be deemed to comply with the privacy and security provisions contained in the HITECH Act.

5.3.	Termination for Cause by the Borrower. The Borrower may immediately terminate this Agreement if the Borrower makes the determination that the Business Associate has breached a material term of this Agreement; provided that the Borrower must first provide the Business Associate with written notice of the existence of a material breach and afford the Business Associate the opportunity to cure said material breach within fifteen (15) days before terminating this Agreement. In the event that termination of this agreement is not feasible in Borrower’s sole discretion, the parties hereby acknowledge that Borrower shall have the right to report the breach to the Secretary, notwithstanding any other provision of this Agreement to the contrary.

5.4.	Effect of Termination. The Parties agree that, upon the event of termination pursuant to this Article IV, where feasible, the Business Associate shall within thirty (30) days of such termination return or destroy all PHI in its possession. If the Business Associate deems it infeasible for the Business Associate to return to the Borrower or destroy all PHI that was received from, or created or disclosed on behalf of, the Borrower, pursuant to 45 C.F.R. § 164.504(e)(2)(I), the Business Associate agrees to extend any and all protections, limitations and restrictions contained in this Agreement to the Business Associate’s use and/or disclosure of any such PHI retained after the termination of this Agreement, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of such PHI infeasible. The Business Associate further agrees to recover any PHI that is then in the possession of its subcontractors or agents. Such PHI shall be retained by the Business Associate in accordance with the terms of this Article IV. If it is infeasible for the Business Associate to obtain from a subcontractor or agent any such PHI, the Business Associate will provide notice to the Borrower of the conditions that make return or destruction infeasible; and require the subcontractors and agents to agree to extend any and all protections, limitations and restrictions contained in this Agreement to the subcontractors’ and/or agents’ use and/or disclosure of such PHI, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of such PHI infeasible.

ARTICLE VI

MISCELLANEOUS

6.1.	Survival. The respective rights and obligations of the Business Associate and the Borrower under the provisions of Sections 3.1(m), 5.4, 6.5, and 6.16 shall survive termination of this Agreement indefinitely. In addition, the respective rights and obligations of the Business Associate under the provisions of Sections 2.1, 2.2, 3.1 and 4.1, solely with respect to PHI the Business Associate retains in accordance with Section 5.4 because it is not feasible to return or destroy such PHI, shall survive termination of this Agreement indefinitely.

6.2.	Effect on Future Agreements. The Parties may enter into other agreements from time to time that include additional functions, activities and services provided by the Business Associate, and to the extent that such agreements include the use and disclosure of PHI, the Parties agree that the terms of this Agreement shall also apply.

6.3.	Amendments; Waiver. This Agreement may not be modified, nor shall any provision hereof be waived or amended, except in a writing duly signed by authorized representatives of the Parties and such amendment shall comply with the requirements of HIPAA, the Privacy Rule, the Security Rule, and other applicable Law. A waiver with respect to one event shall not be construed as continuing, or as a bar to or waiver of any right or remedy as to subsequent events.

6.4.	Severability. The Parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement will to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law and if any provision, or part thereof, is held to be unenforceable because of the duration of such provision, the Borrower and the Business Associate agree that the court making such determination shall have the power to reduce the duration of such provision, and/or to delete specific words and phrases, and in its reduced form such provision will then be enforceable and will be enforced.

6.5.	No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations, or liabilities whatsoever.

6.6.	Notices. Any notices to be given hereunder to a Patty shall be made via U.S. Mail or express courier to such Party’s address given below, and/or (other than for the delivery of fees) via facsimile to the facsimile telephone numbers listed below:

If to the Business Associate, to:

Fifth Third Bank

222 S. Riverside Plaza, 30th Floor

Chicago, Illinois 60606

Attn: Michael E. May

Fax: (312) 704-4127

If to the Borrower, to:

[                                         ]

2401 S. Plum Grove Road

Palatine, Illinois 60067

Attn: Frank Leonard and David Stasiewicz

Fax: (847) 303-5376

Each Party named above may change its address and that of its representative for notice by the giving of notice as provided above.

6.7.	Interpretation. Any conflict between the terms of this Agreement regarding the use and disclosure of PHI and any other agreement between the Parties shall be resolved so that the terms of this Agreement supersede and replace the relevant terms of any such other agreement.

6.8.	Counterparts: Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile copies hereof shall be deemed to be originals.

6.9.	Disputes. If any controversy, dispute or claim arises between the Parties with respect to this Agreement, the Parties shall make good faith efforts to resolve such matters informally.

6.10.	Parties Bound. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties, and their respective heirs, personal representatives, and permitted assigns. This Agreement shall also bind and inure to the benefit of any successor of the Borrower by merger or consolidation.

6.11.	Successors and Assigns. This Agreement and each party’s obligations hereunder will be binding on the representatives, assigns, and successors of such party and will inure to the benefit of the assigns and successors of such party; provided, however, that the rights and obligations of the Business Associate hereunder are not assignable.

6.12.	Data Ownership. Business Associate acknowledges and agrees that between Business Associate and the Borrower (and not with respect to any third party) that the Borrower is the owner of the PHI.

6.13.	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois.

6.15.	Additional Documents. Each party shall execute any document that may be reasonably requested from time to time by the other party to implement or complete such party’s obligations pursuant to this Agreement.

6.16.	LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

(Signature Pages Follow)

Signature Page to Business Associate Agreement

Addus Healthcare, Inc.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed in its name and on its behalf effective as of the Effective Date.

BUSINESS ASSOCIATE:	FIFTH THIRD BANK, an Ohio banking
corporation, as Agent

By:
Michael E. May
Vice President

Signature Page to Business Associate Agreement

Addus Healthcare, Inc.

BORROWER:	[APPLICABLE BORROWER], a(n)
[Delaware/California/Illinois/Arkansas]
corporation

By:
Name:
Its:

EXHIBIT E

NOTICE OF BORROWING

ADDUS HEALTHCARE, INC., ET AL.

Date:                     ,

This certificate is given by Addus HealthCare, Inc., an Illinois corporation (“Borrower Representative”), pursuant to Section 17.02 of that certain Loan and Security Agreement dated as of November 2, 2009 among Borrower Representative and the other Borrowers party thereto from time to time (collectively, “Borrowers”), the other Credit Parties party thereto, the Lenders from time to time party thereto and Fifth Third Bank, as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The undersigned Chief Financial Officer or Vice President of Finance on behalf of the Borrowers hereby gives notice to Agent of Borrower Representative’s request to on [ date ] to borrow $[                        ] of Revolving Loans The requested Revolving Loan is to be (a) a [Floating Rate Loan/LIBOR Rate Loan]; and (b) should be sent to [                        ].

Attached is a calculation of the Borrowing Base complying in all respects with the Loan Agreement and confirming that, after giving effect to the requested advance, the outstanding Revolving Loans will not exceed either the Borrowing Base or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations.

The undersigned hereby certifies, both before and after giving effect to the request above (a) each of the conditions precedent set forth in Section 17.02 have been satisfied, (b) all of the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is so true and correct as of such earlier date, and (c) no Default or Event of Default has occurred and is continuing on the date hereof.

E-1

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this              day of                 ,         .

ADDUS HEALTHCARE, INC., as Borrower Representative

By:
Name:
Title:

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ANNEX I TO NOTICE OF BORROWING

Borrowing Base Calculation

(a) Adjusted EBITDA	$___________________

(b) Applicable Advance Multiple	______ (not to exceed 2.75)

(c) Senior Indebtedness (other than Revolving Loans and Letter of Credit Obligations)	$___________________

(d) The product of (a) and (b)	$___________________

(e) Less (c)	$___________________

E-3